     As filed with the Securities and Exchange Commission on April 13, 2001
                                                      Registration No. 33-87864
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------


                       POST-EFFECTIVE AMENDMENT NO. 16 ON
                              FORM S-3 TO FORM S-1
                               ON FORM S-3 UNDER
                           THE SECURITIES ACT OF 1933


                              --------------------

                 ANCHOR NATIONAL LIFE INSURANCE COMPANY
           (Exact name of registrant as specified in its charter)

California                            6311                      86-0198983
(State or other                 (Primary Standard            (I.R.S. Employer
jurisdiction of              Industrial Classification      Identification No.)
incorporation or Number)           organization)

                               1 SunAmerica Center
                       Los Angeles, California 90067-6022
                                 (310) 772-6000
               (Address, including zip code, and telephone number,
                      including area code, or registrant's
                          principal executive offices)


                            Susan L. Harris, Esquire
                     Anchor National Life Insurance Company
                               1 SunAmerica Center
                       Los Angeles, California 90067-6022
                                 (310) 772-6000
(Name, address, including zip code, and telephone number, including area code of agent for service)

                             ----------------------

     Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ----------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

================================================================================

                              CROSS REFERENCE SHEET

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

                        Cross Reference Sheet Pursuant to

                           Regulation S-K, Item 501(b)

Form S-3 Item Number and Caption                      Heading in Prospectus
--------------------------------                      ---------------------
1.      Forepart of the Registration
        Statement and Outside Front
        Cover Page of Prospectus...............       Outside Front Cover Page

2.      Inside Front and Outside Back
        Cover Pages of Prospectus..............       Inside Front Cover

3.      Summary of Information, Risk
        Factors and Ratio of Earnings
        to Fixed Charges.......................       Front Cover

4.      Use of Proceeds........................       The Polaris Variable
                                                      Annuity; Investment Options;
                                                      Expenses; Other Information

5.      Determination of Offering Price........       Not Applicable

6.      Dilution...............................       Not Applicable

7.      Selling Security Holders...............       Not Applicable

8.      Plan of Distribution...................       Other Information - Distribution
                                                      of the Contract

9.      Description of Securities to be
        Registered.............................       The Polaris Variable
                                                      Annuity; Investment Options

10.     Interests of Named Experts
        and Counsel............................       Not Applicable

11.     Information with Respect to
        the Registrant.........................       Other Information - Anchor
                                                      National;
                                                      Other Information -
                                                      Additional Information

12.     Disclosure of Commission Position
        on Indemnification for Securities
        Act Liabilities........................       Not Applicable

                                 [POLARIS LOGO]

                                   PROSPECTUS

                                  MAY 1, 2001



Please read this prospectus carefully         FLEXIBLE PAYMENT DEFERRED ANNUITY CONTRACTS
before investing and keep it for              issued by
future reference. It contains                 ANCHOR NATIONAL LIFE INSURANCE COMPANY
important information about the               in connection with
Polaris Variable Annuity.                     VARIABLE SEPARATE ACCOUNT
                                              The annuity has 36 investment choices -5 fixed account
To learn more about the annuity               options and 31 Variable Portfolios listed below. The 5 fixed
offered by this prospectus, you can           account options include specified periods of 1, 3, 5, 7 and
obtain a copy of the Statement of             10 years. The 31 Variable Portfolios are part of the Anchor
Additional Information ("SAI") dated          Series Trust or the SunAmerica Series Trust.
May 1, 2001. The SAI has been filed
with the Securities and Exchange              STOCKS:
Commission ("SEC") and is                     MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
incorporated by reference into this           - Alliance Growth Portfolio                              SST
prospectus. The Table of Contents of          - Global Equities Portfolio                              SST
the SAI appears on page 19 of this            - Growth-Income Portfolio                                SST
prospectus. For a free copy of the            MANAGED BY DAVIS SELECTED ADVISERS L.P.
SAI, call us at (800) 445-SUN2 or             - Davis Venture Value Portfolio                          SST
write to us at our Annuity Service            - Real Estate Portfolio                                  SST
Center, P.O. Box 54299, Los Angeles,          MANAGED BY FEDERATED INVESTORS L.P.
California 90054-0299.                        - Federated Value Portfolio                              SST
                                              - Telecom Utility Portfolio                              SST
In addition, the SEC maintains a              MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT
website (http://www.sec.gov) that             - Goldman Sachs Research Portfolio                       SST
contains the SAI, materials                   MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
incorporated by reference and other           - MFS Growth and Income Portfolio                        SST
information filed electronically with         - MFS Mid-Cap Growth Portfolio                           SST
the SEC by Anchor National.                   MANAGED BY MORGAN STANLEY ASSET MANAGEMENT
                                              - International Diversified Equities Portfolio           SST
ANNUITIES INVOLVE RISKS, INCLUDING            - Technology Portfolio                                   SST
POSSIBLE LOSS OF PRINCIPAL, AND ARE           MANAGED BY PUTNAM INVESTMENT MANAGEMENT COMPANY, INC.
NOT A DEPOSIT OR OBLIGATION OF, OR            - Emerging Markets Portfolio                             SST
GUARANTEED OR ENDORSED BY, ANY BANK.          - International Growth and Income Portfolio              SST
THEY ARE NOT FEDERALLY INSURED BY THE         - Putnam Growth Portfolio                                SST
FEDERAL DEPOSIT INSURANCE                     MANAGED BY SUNAMERICA ASSET MANAGEMENT CORP.
CORPORATION, THE FEDERAL RESERVE              - Aggressive Growth Portfolio                            SST
BOARD OR ANY OTHER AGENCY.                    - "Dogs" of Wall Street Portfolio                        SST
                                              - Blue Chip Growth Portfolio                             SST
                                              - Growth Opportunities Portfolio                         SST
                                              MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
                                              - Capital Appreciation Portfolio                         AST
                                              - Growth Portfolio                                       AST
                                              - Natural Resources Portfolio                            AST
                                              BALANCED:
                                              MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT
                                              - Asset Allocation Portfolio                             SST
                                              MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                              - MFS Total Return Portfolio                             SST
                                              MANAGED BY SUNAMERICA ASSET MANAGEMENT CORP.
                                              - SunAmerica Balanced Portfolio                          SST
                                              BONDS:
                                              MANAGED BY FEDERATED INVESTORS L.P.
                                              - Corporate Bond Portfolio                               SST
                                              MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL
                                              - Global Bond Portfolio                                  SST
                                              MANAGED BY MORGAN STANLEY ASSET MANAGEMENT
                                              - Worldwide High Income Portfolio                        SST
                                              MANAGED BY SUNAMERICA ASSET MANAGEMENT CORP.
                                              - High-Yield Bond Portfolio                              SST
                                              MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
                                              - Government & Quality Portfolio                         AST
                                              CASH:
                                              MANAGED BY BANC OF AMERICA CAPITAL MANAGEMENT, INC.
                                              - Cash Management Portfolio                              SST


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
     ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

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                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
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Anchor National's Annual Report on Form 10-K for the year ended December 31, 2000 is incorporated herein by reference.


All documents or reports filed by Anchor National under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of this prospectus shall also be incorporated by reference. Statements contained in this prospectus and subsequently filed documents which are incorporated by reference or deemed to be incorporated by reference are deemed to modify or supersede documents incorporated herein by reference.

Anchor National files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000006342.

Anchor National is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended). We file reports and other information with the SEC to meet those requirements. You can inspect and copy this information at SEC public facilities at the following locations:

WASHINGTON, DISTRICT OF COLUMBIA
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

CHICAGO, ILLINOIS
500 West Madison Street
Chicago, IL 60661

NEW YORK, NEW YORK
7 World Trade Center, 13th Fl.
New York, NY 10048

To obtain copies by mail contact the Washington, D.C. location. After you pay the fees as prescribed by the rules and regulations of the SEC, the required documents are mailed.

Registration statements under the Securities Act of 1933, as amended, related to the contracts offered by this prospectus are on file with the SEC. This prospectus does not contain all of the information contained in the registration statements and its exhibits. For further information regarding the separate account, Anchor National and its general account, the Variable Portfolios and the contract, please refer to the registration statement and its exhibits.

The SEC also maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC by Anchor National.

Anchor National will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of the above documents incorporated herein by reference. Requests for these documents should be directed to Anchor National's Annuity Service Center, as follows:
       Anchor National Life Insurance Company
       Annuity Service Center
       P.O. Box 54299
       Los Angeles, California 90054-0299
       Telephone Number: (800) 445-SUN2

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         SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION
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If indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is provided Anchor National's officers, directors and controlling persons, the SEC has advised Anchor National that it believes such indemnification is against public policy under the Act and unenforceable. If a claim for indemnification against such liabilities (other than for Anchor National's payment of expenses incurred or paid by its directors, officers or controlling persons in the successful defense of any legal action) is asserted by a director, officer or controlling person of Anchor National in connection with the securities registered under this prospectus, Anchor National will submit to a court with jurisdiction to determine whether the indemnification is against public policy under the Act. Anchor National will be governed by final judgment of the issue. However, if in the opinion of Anchor National's counsel, this issue has been determined by controlling precedent, Anchor National need not submit the issue to a court for determination.

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                         TABLE OF CONTENTS
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 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............     2
 SECURITIES AND EXCHANGE COMMISSION POSITION ON
   INDEMNIFICATION...........................................     2
 GLOSSARY....................................................     3
 HIGHLIGHTS..................................................     4
 FEE TABLES..................................................     5
       Owner Transaction Expenses............................     5
       Annual Separate Account Expenses......................     5
       Portfolio Expenses....................................     5
 EXAMPLES....................................................     6
 THE POLARIS VARIABLE ANNUITY................................     7
 PURCHASING A POLARIS VARIABLE ANNUITY.......................     7
       Allocation of Purchase Payments.......................     8
       Accumulation Units....................................     8
       Free Look.............................................     8
 INVESTMENT OPTIONS..........................................     8
       Variable Portfolios...................................     8
       Anchor Series Trust...................................     9
       SunAmerica Series Trust...............................     9
       Fixed Account Options.................................     9
       Market Value Adjustment ("MVA").......................    10
       Transfers During the Accumulation Phase...............    10
       Dollar Cost Averaging.................................    11
       Asset Allocation Rebalancing..........................    11
       Principal Advantage Program...........................    12
       Voting Rights.........................................    12
       Substitution..........................................    12
 ACCESS TO YOUR MONEY........................................    12
       Systematic Withdrawal Program.........................    13
       Nursing Home Waiver...................................    13
       Minimum Contract Value................................    13
 DEATH BENEFIT...............................................    13
 EXPENSES....................................................    14
       Insurance Charges.....................................    14
       Withdrawal Charges....................................    14
       Investment Charges....................................    14
       Contract Maintenance Fee..............................    14
       Transfer Fee..........................................    14
       Premium Tax...........................................    14
       Income Taxes..........................................    15
       Reduction or Elimination of Charges and Expenses, and
       Additional Amounts Credited...........................    15
 INCOME OPTIONS..............................................    15
       Annuity Date..........................................    15
       Income Options........................................    15
       Fixed or Variable Income Payments.....................    16
       Income Payments.......................................    16
       Transfers During the Income Phase.....................    16
       Deferment of Payments.................................    16
 TAXES.......................................................    16
       Annuity Contracts in General..........................    16
       Tax Treatment of Distributions -
       Non-Qualified Contracts...............................    16
       Tax Treatment of Distributions -
       Qualified Contracts...................................    17
       Minimum Distributions.................................    17
       Diversification.......................................    17
 PERFORMANCE.................................................    17
 OTHER INFORMATION...........................................    18
       Anchor National.......................................    18
       The Separate Account..................................    18
       The General Account...................................    18
       Distribution of the Contract..........................    18
       Administration........................................    19
       Legal Proceedings.....................................    19
       Ownership.............................................    19
       Custodian.............................................    19
       Independent Accountants...............................    19
       Legal Matters.........................................    19
       Registration Statement................................    19
 TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION....
                                                                 19
 APPENDIX A -- CONDENSED FINANCIAL INFORMATION...............   A-1
 APPENDIX B -- MARKET VALUE ADJUSTMENT ("MVA")...............   B-1
 APPENDIX C -- PREMIUM TAXES.................................   C-1
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                              GLOSSARY
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 We have capitalized some of the technical terms used in this prospectus. To help you understand these terms, we have defined them in this glossary.
 ACCUMULATION PHASE - The period during which you invest money in your contract.
 ACCUMULATION UNITS - A measurement we use to calculate the value of the variable portion of your contract during the Accumulation
 Phase.
 ANNUITANT(S) - The person(s) on whose life (lives) we base income payments.
 ANNUITY DATE - The date on which income payments are to begin, as selected by you.
 ANNUITY UNITS - A measurement we use to calculate the amount of income payments you receive from the variable portion of your contract during the Income Phase.
 BENEFICIARY - The person designated to receive any benefits under the contract if you or the Annuitant dies.
 COMPANY - Anchor National Life Insurance Company, We, Us, the
 insurer which issues this contract.
 INCOME PHASE - The period during which we make income payments to you.
 IRS - The Internal Revenue Service.
 NON-QUALIFIED (CONTRACT) - A contract purchased with after-tax dollars. In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account
 ("IRA").
 PURCHASE PAYMENTS - The money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it.
 QUALIFIED (CONTRACT) - A contract purchased with pretax dollars.
 These contracts are generally purchased under a pension plan, specially sponsored program or IRA.
 TRUSTS - Refers to the Anchor Series Trust and the SunAmerica
 Series Trust collectively.
 VARIABLE PORTFOLIO(S) - The variable investment options available under the contract. Each Variable Portfolio has its own investment objective and is invested in the underlying investments of the
 Anchor Series Trust or the SunAmerica Series Trust.


ALL FINANCIAL REPRESENTATIVES OR AGENTS THAT SELL THE CONTRACTS OFFERED BY THIS PROSPECTUS ARE REQUIRED TO DELIVER A PROSPECTUS.

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                                   HIGHLIGHTS

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The Polaris Variable Annuity is a contract between you and Anchor National Life Insurance Company ("Anchor National"). It is designed to help you invest on a tax-deferred basis and meet long-term financial goals. There are minimum Purchase Payment amounts required to purchase a contract. Purchase payments may be invested in a variety of variable and fixed account options. Like all deferred annuities, the contract has an Accumulation Phase and an Income Phase. During the Accumulation Phase, you invest money in your contract. The Income Phase begins when you start receiving income payments from your annuity to provide for your retirement.



FREE LOOK: If you cancel your contract within 10 days after receiving it (or whatever period is required in your state), we will cancel the contract without charging a withdrawal charge. You will receive whatever your contract is worth on the day that we receive your request. This amount may be more or less than your original Purchase Payment. We will return your original Purchase Payment if required by law. Please see PURCHASING A POLARIS VARIABLE ANNUITY in the prospectus.



EXPENSES: There are fees and charges associated with the contract. Each year, we deduct a $35 contract maintenance fee from your contract, which may be waived for contracts of $50,000 or more. We also deduct insurance charges, which equal 1.52% annually of the average daily value of your contract allocated to the Variable Portfolios. There are investment charges on amounts invested in the Variable Portfolios. If you elect optional features available under the contract we may charge additional fees for these features. A separate withdrawal charge schedule applies to each Purchase Payment. The amount of the withdrawal charge declines over time. After a Purchase Payment has been in the contract for seven complete years, withdrawal charges no longer apply to that portion of the Purchase Payments. Please see the FEE TABLE, PURCHASING A POLARIS VARIABLE ANNUITY and EXPENSES in the prospectus.



ACCESS TO YOUR MONEY: You may withdraw money from your contract during the Accumulation Phase. If you do so, earnings are deemed to be withdrawn first. You will pay income taxes on earnings and untaxed contributions when you withdraw them. Payments received during the Income Phase are considered partly a return of your original investment. A federal tax penalty may apply if you make withdrawals before age 59 1/2. As noted above, a withdrawal charge may apply. Please see ACCESS TO YOUR MONEY and TAXES in the prospectus.



DEATH BENEFIT: A death benefit feature is available under the contract to protect your Beneficiaries in the event of your death during the Accumulation Phase. Please see DEATH BENEFITS in the prospectus.



INCOME OPTIONS: When you are ready to begin taking income, you can choose to receive income payments on a variable basis, fixed basis or a combination of both. You may also chose from five different income options, including an option for income that you cannot outlive. Please see INCOME OPTIONS in the prospectus.



INQUIRIES: If you have questions about your contract call your financial representative or contact us at Anchor National Life Insurance Company Annuity Service Center P.O. Box 54299 Los Angeles, California 90054-0299. Telephone
Number: (800) 445-SUN2.



PLEASE READ THE PROSPECTUS CAREFULLY FOR MORE DETAILED INFORMATION REGARDING THESE AND OTHER FEATURES AND BENEFITS OF THE CONTRACT, AS WELL AS THE RISKS OF INVESTING.

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                                   FEE TABLES
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OWNER TRANSACTION EXPENSES

WITHDRAWAL CHARGE (AS A PERCENTAGE OF EACH PURCHASE PAYMENT)

Year 1......................   7%  Year 5......................   3%
Year 2......................   6%  Year 6......................   2%
Year 3......................   5%  Year 7......................   1%
Year 4......................   4%  Year 8+.....................   0%

TRANSFER FEE....................   No charge for first 15 transfers
                                   each contract year; thereafter,
                                   fee is $25 ($10 in Pennsylvania
                                   and Texas) per transfer

  CONTRACT MAINTENANCE FEE*......   $35 ($30 in North Dakota)
    *waived if contract value is $50,000 or more

  ANNUAL SEPARATE ACCOUNT EXPENSES
  (AS A PERCENTAGE OF AVERAGE ACCOUNT VALUE)

  Mortality and Expense Risk Charge................  1.37%
  Distribution Expense Charge......................  0.15%
                                                     -----
      TOTAL SEPARATE ACCOUNT EXPENSES                1.52%
                                                     =====

                               PORTFOLIO EXPENSES

                              ANCHOR SERIES TRUST

(AS A PERCENTAGE OF AVERAGE NET ASSETS FOR THE TRUST'S TWELVE-MONTH PERIOD ENDED
                               DECEMBER 31, 2000)



                                                              MANAGEMENT         OTHER        TOTAL ANNUAL
                         PORTFOLIO                                FEE          EXPENSES         EXPENSES
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Capital Appreciation*                                            0.70%           0.05%            0.75%
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Government and Quality Bond                                      0.59%           0.08%            0.67%
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Growth                                                           0.66%           0.05%            0.71%
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Natural Resources                                                0.75%           0.17%            0.92%
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*The expenses noted here are restated to reflect a management fee increase for the portfolio which became effective on August 1, 2000 following approval by the Board of Directors of the Trust and shareholders. Actual management fees and total annual expenses incurred at fiscal year 2000 were 0.65% and 0.70%, respectively.


                            SUNAMERICA SERIES TRUST

(AS A PERCENTAGE OF AVERAGE NET ASSETS AFTER REIMBURSEMENT OR WAIVER OF EXPENSES
              FOR THE TRUST'S FISCAL YEAR ENDED JANUARY 31, 2001)



                                                              MANAGEMENT         OTHER        TOTAL ANNUAL
                         PORTFOLIO                                FEE          EXPENSES         EXPENSES
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Aggressive Growth                                                0.66%           0.04%            0.70%
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Alliance Growth                                                  0.60%           0.04%            0.64%
-----------------------------------------------------------------------------------------------------------
Asset Allocation                                                 0.59%           0.05%            0.64%
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Blue Chip Growth(1,4)                                            0.70%           0.15%            0.85%
-----------------------------------------------------------------------------------------------------------
Cash Management(5)                                               0.49%           0.03%            0.52%
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Corporate Bond                                                   0.62%           0.07%            0.69%
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Davis Venture Value                                              0.71%           0.04%            0.75%
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"Dogs" of Wall Street                                            0.60%          0.127%            0.72%
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Emerging Markets(1)                                              1.25%           0.32%            1.57%
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Federated Value                                                  0.70%           0.06%            0.76%
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Global Bond(2)                                                   0.69%           0.12%            0.81%
-----------------------------------------------------------------------------------------------------------
Global Equities                                                  0.70%           0.14%            0.84%
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Goldman Sachs Research(1,3,4)                                    1.20%           0.15%            1.35%
-----------------------------------------------------------------------------------------------------------
Growth-Income                                                    0.53%           0.04%            0.57%
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Growth Opportunities(1,4)                                        0.75%           0.25%            1.00%
-----------------------------------------------------------------------------------------------------------
High-Yield Bond(2)                                               0.63%           0.08%            0.71%
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International Diversified Equities                               1.00%           0.21%            1.21%
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International Growth and Income                                  0.95%           0.23%            1.18%
-----------------------------------------------------------------------------------------------------------
MFS Growth and Income                                            0.70%           0.06%            0.76%
-----------------------------------------------------------------------------------------------------------
MFS Mid Cap Growth(1,2)                                          0.75%           0.07%            0.82%
-----------------------------------------------------------------------------------------------------------
MFS Total Return(2)                                              0.66%           0.08%            0.74%
-----------------------------------------------------------------------------------------------------------
Putnam Growth                                                    0.75%           0.04%            0.79%
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Real Estate                                                      0.80%           0.16%            0.96%
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SunAmerica Balanced                                              0.59%           0.05%            0.64%
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Technology(4)                                                    1.20%           0.29%            1.49%
-----------------------------------------------------------------------------------------------------------
Telecom Utility(2,6)                                             0.75%           0.09%            0.84%
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Worldwide High Income                                            1.00%           0.10%            1.10%
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(1)For this portfolio, the advisor, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or expenses, if necessary, to keep operating expenses at or below established maximum amounts. All waivers or reimbursements may be terminated at any time. Only certain portfolios relied on these waivers and/or reimbursements during this fiscal year. Absent fee waivers or reimbursement of expenses by the adviser or custody credits, you would have incurred the following expenses during the last fiscal year: Blue Chip Growth 1.81%; Goldman Sachs Research 1.63%; and Growth Opportunities 1.26%. Absent recoupment of expenses by the adviser, the Total Annual Expenses during the last fiscal year for the Emerging Markets Portfolio would have been 1.53%. For MFS Mid-Cap Growth Portfolio, the adviser recouped prior year expense reimbursements that were mathematically insignificant, resulting in the expense ratio before and after recoupment remaining at 0.82%.


(2)Gross of custody credits of 0.01%.


(3)The ratio reflects an expense cap of 1.35% for Goldman Sachs Research, which is net of custody credits of 0.01%, or waivers/reimbursements if applicable.


(4) Annualized.


(5)Formerly managed by SunAmerica Asset Management Corp.


(6)Prior to July 5, 2000, the Telecom Utility Portfolio was named Utility Portfolio. The name change will not result in any modifications to the portfolio's principal investment goal or fundamental policies.



     THE ABOVE PORTFOLIO EXPENSES WERE PROVIDED BY THE TRUSTS. WE HAVE NOT
            INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

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                                    EXAMPLES
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You will pay the following expenses on a $1,000 investment in each Variable Portfolio, assuming a 5% annual return on assets, Portfolio Expenses after waiver, reimbursement or recoupment (assuming the waiver, reimbursement or recoupment will continue for the period shown), if applicable, and:

       (a) surrendered at the end of the stated time period;
       (b) if the contract is not surrendered*.


                         PORTFOLIO                             1 YEAR   3 YEARS   5 YEARS   10 YEARS
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                                                               (a)       (a)       (a)
Capital Appreciation                                           $ 94      $124      $156     (a) $269
                                                               (b)       (b)       (b)
                                                               $ 24      $ 74      $126     (b) $269
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                                                               (a)       (a)       (a)
Government and Quality Bond                                    $ 93      $121      $152     (a) $261
                                                               (b)       (b)       (b)
                                                               $ 23      $ 71      $122     (b) $261
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                                                               (a)       (a)       (a)
Growth                                                         $ 93      $122      $154     (a) $265
                                                               (b)       (b)       (b)
                                                               $ 23      $ 72      $124     (b) $265
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                                                               (a)       (a)       (a)
Natural Resources                                              $ 96      $129      $164     (a) $286
                                                               (b)       (b)       (b)
                                                               $ 26      $ 79      $134     (b) $286
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                                                               (a)       (a)       (a)
Aggressive Growth                                              $ 93      $122      $153     (a) $264
                                                               (b)       (b)       (b)
                                                               $ 23      $ 72      $123     (b) $264
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                                                               (a)       (a)       (a)
Alliance Growth                                                $ 93      $120      $150     (a) $258
                                                               (b)       (b)       (b)
                                                               $ 23      $ 70      $120     (b) $258
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                                                               (a)       (a)       (a)
Asset Allocation                                               $ 93      $120      $150     (a) $258
                                                               (b)       (b)       (b)
                                                               $ 23      $ 70      $120     (b) $258
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                                                               (a)       (a)       (a)
Blue Chip Growth                                               $ 95      $127      $161     (a) $279
                                                               (b)       (b)       (b)
                                                               $ 25      $ 77      $131     (b) $279
----------------------------------------------------------------------------------------------------
                                                               (a)       (a)       (a)
Cash Management                                                $ 92      $117      $144     (a) $246
                                                               (b)       (b)       (b)
                                                               $ 22      $ 67      $114     (b) $246
----------------------------------------------------------------------------------------------------
                                                               (a)       (a)       (a)
Corporate Bond                                                 $ 93      $122      $153     (a) $263
                                                               (b)       (b)       (b)
                                                               $ 23      $ 72      $123     (b) $263
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                                                               (a)       (a)       (a)
Davis Venture Value                                            $ 94      $124      $156     (a) $269
                                                               (b)       (b)       (b)
                                                               $ 24      $ 74      $126     (b) $269
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                                                               (a)       (a)       (a)
"Dogs" of Wall Street                                          $ 94      $123      $154     (a) $266
                                                               (b)       (b)       (b)
                                                               $ 24      $ 73      $124     (b) $266
----------------------------------------------------------------------------------------------------
                                                               (a)       (a)       (a)
Emerging Markets                                               $102      $148      $196     (a) $348
                                                               (b)       (b)       (b)
                                                               $ 32      $ 98      $166     (b) $348
----------------------------------------------------------------------------------------------------
                                                               (a)       (a)       (a)
Federated Value                                                $ 94      $124      $156     (a) $270
                                                               (b)       (b)       (b)
                                                               $ 24      $ 74      $126     (b) $270
----------------------------------------------------------------------------------------------------
                                                               (a)       (a)       (a)
Global Bond                                                    $ 94      $125      $159     (a) $275
                                                               (b)       (b)       (b)
                                                               $ 24      $ 75      $129     (b) $275
----------------------------------------------------------------------------------------------------
                                                               (a)       (a)       (a)
Global Equities                                                $ 95      $126      $160     (a) $278
                                                               (b)       (b)       (b)
                                                               $ 25      $ 76      $130     (b) $278
----------------------------------------------------------------------------------------------------
                                                               (a)       (a)       (a)
Goldman Sachs Research                                         $100      $141      $186     (a) $328
                                                               (b)       (b)       (b)
                                                               $ 30      $ 91      $156     (b) $328
----------------------------------------------------------------------------------------------------
                                                               (a)       (a)       (a)
Growth-Income                                                  $ 92      $118      $147     (a) $251
                                                               (b)       (b)       (b)
                                                               $ 22      $ 68      $117     (b) $251
----------------------------------------------------------------------------------------------------
                                                               (a)       (a)       (a)
Growth Opportunities                                           $ 96      $131      $168     (a) $294
                                                               (b)       (b)       (b)
                                                               $ 26      $ 81      $138     (b) $294
----------------------------------------------------------------------------------------------------
                                                               (a)       (a)       (a)
High-Yield Bond                                                $ 93      $122      $154     (a) $265
                                                               (b)       (b)       (b)
                                                               $ 23      $ 72      $124     (b) $265
----------------------------------------------------------------------------------------------------
                                                               (a)       (a)       (a)
International Diversified Equities                             $ 98      $137      $179     (a) $314
                                                               (b)       (b)       (b)
                                                               $ 28      $ 87      $149     (b) $314
----------------------------------------------------------------------------------------------------
                                                               (a)       (a)       (a)
International Growth and Income                                $ 98      $136      $177     (a) $312
                                                               (b)       (b)       (b)
                                                               $ 28      $ 86      $147     (b) $312
----------------------------------------------------------------------------------------------------
                                                               (a)       (a)       (a)
MFS Growth and Income                                          $ 94      $124      $156     (a) $270
                                                               (b)       (b)       (b)
                                                               $ 24      $ 74      $126     (b) $270
----------------------------------------------------------------------------------------------------
                                                               (a)       (a)       (a)
MFS Mid Cap Growth                                             $ 95      $126      $159     (a) $276
                                                               (b)       (b)       (b)
                                                               $ 25      $ 76      $129     (b) $276
----------------------------------------------------------------------------------------------------
                                                               (a)       (a)       (a)
MFS Total Return                                               $ 94      $123      $155     (a) $268
                                                               (b)       (b)       (b)
                                                               $ 24      $ 73      $125     (b) $268
----------------------------------------------------------------------------------------------------
                                                               (a)       (a)       (a)
Putnam Growth                                                  $ 94      $125      $158     (a) $273
                                                               (b)       (b)       (b)
                                                               $ 24      $ 75      $128     (b) $273
----------------------------------------------------------------------------------------------------
                                                               (a)       (a)       (a)
Real Estate                                                    $ 96      $130      $166     (a) $290
                                                               (b)       (b)       (b)
                                                               $ 26      $ 80      $136     (b) $290
----------------------------------------------------------------------------------------------------
                                                               (a)       (a)       (a)
SunAmerica Balanced                                            $ 93      $120      $150     (a) $258
                                                               (b)       (b)       (b)
                                                               $ 23      $ 70      $120     (b) $258
----------------------------------------------------------------------------------------------------
                                                               (a)       (a)       (a)
Technology                                                     $101      $146      $192     (a) $341
                                                               (b)       (b)       (b)
                                                               $ 31      $ 96      $162     (b) $341
----------------------------------------------------------------------------------------------------
                                                               (a)       (a)       (a)
Telecom Utility                                                $ 95      $126      $160     (a) $278
                                                               (b)       (b)       (b)
                                                               $ 25      $ 76      $130     (b) $278
----------------------------------------------------------------------------------------------------
                                                               (a)       (a)       (a)
Worldwide High Income                                          $ 97      $134      $173     (a) $304
                                                               (b)       (b)       (b)
                                                               $ 27      $ 84      $143     (b) $304
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------


       * Anchor National does not impose any fees or charges when you begin the Income Phase of your contract.

EXPLANATION OF FEE TABLES AND EXAMPLES

1. The purpose of the Fee Tables is to show you the various expenses you would incur directly and indirectly by investing in the contract.


2. For certain Variable Portfolios, the adviser, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or reimburse certain expenses, if necessary, to keep annual operating expenses at or below the lesser of the maximum allowed by any applicable state expense limitations or the following percentages of each Variable Portfolio's average net assets: Blue Chip Growth 0.85%; Emerging Markets 1.90% (Recouping prior expense reimbursements); Goldman Sachs Research 1.35%; Growth Opportunities 1.00%; MFS Mid Cap Growth 1.15% (Recouping prior expense reimbursements); and Technology 1.55%. The adviser also may voluntarily waive or reimburse additional amounts to increase a Variable Portfolio's investment return. All waivers and/or reimbursements may be terminated at any time. Furthermore, the adviser may recoup any waivers or reimbursements within two years after such waivers or reimbursements are granted, provided that the Variable Portfolio is able to make such payment and remain in compliance with the foregoing expense limitations.


3. The Examples assume that no transfer fees were imposed. Although premium taxes may apply in certain states, they are not reflected in the Examples.

4. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

THE HISTORICAL ACCUMULATION UNIT VALUES ARE CONTAINED IN APPENDIX A -- CONDENSED
                             FINANCIAL INFORMATION.

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                          THE POLARIS VARIABLE ANNUITY
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An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:

     - Tax Deferral: This means that you do not pay taxes on your earnings from the annuity until you withdraw them.

     - Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.

     - Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.


Tax-qualified retirement plans (e.g., IRAs, 401(k) or 403(b) plans) defer payment of taxes on earnings until withdrawal. If you are considering funding a tax-qualified retirement plan with an annuity, you should know that an annuity does not provide any additional tax deferral treatment of earnings beyond the treatment provided by the tax-qualified retirement plan itself. However, annuities do provide other features and benefits which may be valuable to you. You should fully discuss this decision with your financial representative.


This annuity was developed to help you contribute to your retirement savings. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request us to start making income payments to you out of the money accumulated in your contract.


The contract is called a "variable" annuity because it allows you to invest in variable portfolios which, like mutual funds, have different investment objectives and performance which varies. You can gain or lose money if you invest in these Variable Portfolios. The amount of money you accumulate in your contract depends on the performance of the Variable Portfolios in which you invest. This contract currently offers 31 Variable Portfolios.


The contract also offers several fixed account options for varying time periods. Fixed account options earn interest at a rate set and guaranteed by Anchor National. If you allocate money to the fixed account options, the amount of money that accumulates in the contract depends on the total interest credited to the particular fixed account option(s) in which you invest.


For more information on investment options available under this contract SEE INVESTMENT OPTIONS ON PAGE 8.


Anchor National Life Insurance Company (Anchor National, The Company, Us, We) issues the Polaris Variable Annuity. When you purchase a Polaris Variable Annuity, a contract exists between you and Anchor National. The Company is a stock life insurance company organized under the laws of the state of Arizona. Its principal place of business is 1 SunAmerica Center, Los Angeles, California 90067. The Company conducts life insurance and annuity business in the District of Columbia and all states except New York. Anchor National is an indirect, wholly owned subsidiary of American International Group, Inc. ("AIG"), a Delaware corporation.
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                     PURCHASING A POLARIS VARIABLE ANNUITY
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An initial Purchase Payment is the money you give us to buy a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Purchase Payment.

This chart shows the minimum initial and subsequent Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-qualified for tax purposes. FOR FURTHER EXPLANATION, SEE TAXES ON PAGE 16.


-----------------------------------------------------------
                                              Minimum
                       Minimum Initial       Subsequent
                       Purchase Payment   Purchase Payment
-----------------------------------------------------------
      Qualified             $2,000              $250
-----------------------------------------------------------
    Non-Qualified           $5,000              $500
-----------------------------------------------------------


Prior Company approval is required to accept Purchase Payments greater than $1,500,000. The Company reserves the right to refuse any Purchase Payment including, but not limited to, one which would cause total Purchase Payments to exceed $1,500,000 at the time of the Purchase Payment. Also, the optional automatic payment plan allows you to make subsequent Purchase Payments of as little as $20.00.


We may refuse any Purchase Payment. In general, we will not issue a Qualified contract to anyone who is age 70 1/2 or older, unless it is shown that the minimum distribution required by the IRS is being made. In addition we may not issue a contract to anyone over age 90.

ALLOCATION OF PURCHASE PAYMENTS

We invest your Purchase Payments in the fixed and variable investment options according to your instructions. If we receive a Purchase Payment without allocation instructions, we will invest the money according to your last allocation instructions. SEE INVESTMENT OPTIONS BELOW.

In order to issue your contract, we must receive your completed application, Purchase Payment allocation instructions and any other required paperwork at our principal place of business. We allocate your initial Purchase Payment within two days of receiving it. If we do not have complete information necessary to issue your contract, we will contact you. If we do not have the information necessary to issue your contract within 5 business days we will:

     - Send your money back to you, or;

     - Ask your permission to keep your money until we get the information necessary to issue the contract.

ACCUMULATION UNITS


When you allocate a Purchase Payment to the Variable Portfolios, we credit your contract with Accumulation Units of the separate account. We base the number of Accumulation Units you receive on the unit value of the Variable Portfolio as of the day we receive your money if we receive it before 1 p.m. Pacific Standard Time, or on the next business day's unit value if we receive your money after 1 p.m. Pacific Standard Time. The value of an Accumulation Unit goes up and down based on the performance of the Variable Portfolios.


We calculate the value of an Accumulation Unit each day that the New York Stock Exchange ("NYSE") is open as follows:

     1. We determine the total value of money invested in a particular Variable Portfolio;

     2. We subtract from that amount all applicable contract charges; and

     3. We divide this amount by the number of outstanding Accumulation Units.

We determine the number of Accumulation Units credited to your contract by dividing the Purchase Payment by the Accumulation Unit value for the specific Variable Portfolio.

     EXAMPLE:

     We receive a $25,000 Purchase Payment from you on Wednesday. You allocate the money to the Global Bond Portfolio. We determine that the value of an Accumulation Unit for the Global Bond Portfolio is $11.10 when the NYSE closes on Wednesday. We then divide $25,000 by $11.10 and credit your contract on Wednesday night with 2252.52 Accumulation Units for the Global Bond Portfolio.

Performance of the Variable Portfolios and expenses under your contract affect Accumulation Unit values. These factors cause the value of your contract to go up and down.

FREE LOOK

You may cancel your contract within ten days after receiving it (or longer if required by state law). We call this a "free look." To cancel, you must mail the contract along with your free look request to our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299. We will refund to you the value of your contract on the day we receive your request. The amount refunded to you may be more or less than the amount you originally invested.


Certain states require us to return your Purchase Payments upon a free look request. Additionally, all contracts issued as an IRA require the full return of Purchase Payments upon a free look.


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                               INVESTMENT OPTIONS
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VARIABLE PORTFOLIOS


The contract currently offers 31 Variable Portfolios. These Variable Portfolios invest in shares of the Anchor Series Trust and the SunAmerica Series Trust (the "Trusts"). Additional portfolios may be available in the future. The Variable

Portfolios operate similarly to a mutual fund but are only available through the purchase of certain insurance contracts.

SunAmerica Asset Management Corp., an indirect wholly owned subsidiary of AIG, is the investment adviser to the Trusts. The Trusts serve as the underlying investment vehicles for other variable annuity contracts issued by Anchor National, and other affiliated/unaffiliated insurance companies. Neither Anchor National nor the Trusts believe that offering shares of the Trusts in this manner disadvantages you. The adviser monitors the Trusts for potential conflicts.

The Variable Portfolios, along with their respective subadvisers are listed below:

     ANCHOR SERIES TRUST

Wellington Management Company, LLP serves as subadviser to the Anchor Series Trust portfolios. Anchor Series Trust has investment portfolios in addition to those listed below which are not available for investment under the contract. The 4 available investment portfolios are:

  MANAGED BY WELLINGTON MANAGEMENT COMPANY, LLP

     - Capital Appreciation Portfolio

     - Government and Quality Bond Portfolio

     - Growth Portfolio

     - Natural Resources Portfolio


     SUNAMERICA SERIES TRUST


Various subadvisers provide investment advice for the SunAmerica Series Trust portfolios. SunAmerica Series Trust has investment portfolios in addition to those listed below which are not available for investment under the contract. The 27 investment portfolios and the subadvisers are:



STOCKS:



  MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.


    - Alliance Growth Portfolio                                              SST


    - Global Equities Portfolio                                              SST


    - Growth-Income Portfolio                                                SST



  MANAGED BY DAVIS SELECTED ADVISERS L.P.


    - Davis Venture Value Portfolio                                          SST


    - Real Estate Portfolio                                                  SST



  MANAGED BY FEDERATED INVESTORS L.P.


    - Federated Value Portfolio                                              SST


    - Telecom Utility Portfolio                                              SST



  MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT


    - Goldman Sachs Research Portfolio                                       SST



  MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY


    - MFS Growth and Income Portfolio                                        SST


    - MFS Mid-Cap Growth Portfolio                                           SST



  MANAGED BY MORGAN STANLEY ASSET MANAGEMENT


    - International Diversified Equities Portfolio                           SST


    - Technology Portfolio                                                   SST



 MANAGED BY PUTNAM INVESTMENT MANAGEMENT COMPANY, INC.


    - Emerging Markets Portfolio                                             SST


    - International Growth and Income Portfolio                              SST


    - Putnam Growth Portfolio                                                SST



  MANAGED BY SUNAMERICA ASSET MANAGEMENT CORP.


    - Aggressive Growth Portfolio                                            SST


    - "Dogs" of Wall Street Portfolio                                        SST


    - Blue Chip Growth Portfolio                                             SST


    - Growth Opportunities     Portfolio                                     SST



  MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP


    - Capital Appreciation Portfolio                                         AST


    - Growth Portfolio                                                       AST


    - Natural Resources Portfolio                                            AST



BALANCED:



  MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT


    - Asset Allocation Portfolio                                             SST



  MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY


    - MFS Total Return Portfolio                                             SST



  MANAGED BY SUNAMERICA ASSET MANAGEMENT CORP.


    - SunAmerica Balanced Portfolio                                          SST



BONDS:



  MANAGED BY FEDERATED INVESTORS L.P.


    - Corporate Bond Portfolio                                               SST



 MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL


    - Global Bond Portfolio                                                  SST



  MANAGED BY MORGAN STANLEY ASSET MANAGEMENT


    - Worldwide High Income Portfolio                                        SST



  MANAGED BY SUNAMERICA ASSET MANAGEMENT CORP.


    - High-Yield Bond Portfolio                                              SST



  MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP


    - Government & Quality Portfolio                                         AST



CASH:



  MANAGED BY BANC OF AMERICA CAPITAL MANAGEMENT, INC.


    - Cash Management Portfolio                                              SST


YOU SHOULD READ THE ATTACHED PROSPECTUSES FOR THE TRUSTS CAREFULLY. THESE PROSPECTUSES CONTAIN DETAILED INFORMATION ABOUT THE VARIABLE PORTFOLIOS, INCLUDING EACH VARIABLE PORTFOLIO'S INVESTMENT OBJECTIVE AND RISK FACTORS.

FIXED ACCOUNT OPTIONS

The contract also offers five fixed account options. Anchor National will guarantee the interest rate earned on money you allocate to any of these fixed account options. We currently offer fixed account options for periods of one, three, five, seven and ten years, which we call guarantee periods.

Each guarantee period may offer a different interest rate but will never be less than an annual effective rate of 3%. Once established the rates for specified payments do not change during the guarantee period. The guarantee period is that period for which we credit the applicable rate (one, three, five, seven or ten years).

When a guarantee period ends, you may leave your money in the same fixed investment option. You may also reallocate your money to another fixed investment option or to the Variable Portfolios. If you want to reallocate your money to a different fixed account option or a Variable Portfolio, you must contact us within 30 days after the end of the current interest guarantee period and instruct us how to reallocate the money. We do not contact you. If we do not hear from you, your money will remain in the same fixed account option, where it will earn interest at the renewal rate then in effect for the fixed account option.


MARKET VALUE ADJUSTMENT ("MVA")


NOTE: THE FOLLOWING DISCUSSION APPLIES TO THE 1, 3, 5, 7 AND 10-YEAR FIXED ACCOUNT OPTIONS, ONLY.


If you take money out of the multi-year fixed account options before the end of the guarantee period, we make an adjustment to your contract. We refer to the adjustment as a market value adjustment (the "MVA"). The MVA reflects any difference in the interest rate environment between the time you place your money in the fixed account option and the time when you withdraw that money. This adjustment can increase or decrease your contract value. You have 30 days after the end of each guarantee period to reallocate your funds without incurring any MVA.

We calculate the MVA by doing a comparison between current rates and the rate being credited to you in the fixed account option. For the current rate we use a rate being offered by us for a guarantee period that is equal to the time remaining in the guarantee period from which you seek withdrawal. If we are not currently offering a guarantee period for that period of time, we determine an applicable rate by using a formula to arrive at a number between the interest rates currently offered for the two closest periods available.

Generally, if interest rates drop between the time you put your money into the fixed account options and the time you take it out, we credit a positive adjustment to your contract. Conversely, if interest rates increase during the same period, we post a negative adjustment to your contract.

Where the MVA is negative, we first deduct the adjustment from any money remaining in the fixed account option. If there is not enough money in the fixed account option to meet the negative deduction, we deduct the remainder from your withdrawal. Where the MVA is positive, we add the adjustment to your withdrawal amount.

Anchor National does not assess a MVA against withdrawals under the following circumstances:

     - If made within 30 days after the end of a guarantee period;

     - If made to pay contract fees and charges;

     - To pay a death benefit; and

     - If annuitization occurs on the latest Annuity Date.


The 1-year fixed account option does not impose a negative MVA. This fixed account option is not registered under the Securities Act of 1933 and is not subject to the provisions of the Investment Company Act of 1940.


APPENDIX B shows how we calculate the MVA.

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase you may transfer funds between the Variable Portfolios and/or the fixed account options. Funds already in your contract cannot be transferred into the DCA fixed accounts. You must transfer at least $100. If less than $100 will remain in any Variable Portfolio after a transfer, that amount must be transferred as well.

You may request transfers of your account value between the Variable Portfolios and/or the fixed account options in writing or by telephone. We currently allow 15 free transfers per contract per year. We charge $25 ($10 in Pennsylvania and Texas) for each additional transfer in any contract year. Transfers resulting from your participation in the DCA program count against your 15 free transfers per contract year. However, transfers resulting from your participation in the automatic asset rebalancing program do not count against your 15 free transfers.


We accept transfer requests by telephone or over the internet unless you tell us not to on your contract application. When receiving instructions over the telephone or internet, we follow appropriate procedures to provide reasonable assurance that the transactions executed are genuine. Thus, we are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone or internet.



If we fail to follow our procedures in regards to internet transactions, we may be liable for any losses due to unauthorized or fraudulent instructions.


We may limit the number of transfers in any contract year or refuse any transfer request for you or others invested in the contract if we believe that excessive trading or a specific transfer request or group transfer requests may have a detrimental effect on unit values or the share prices of the underlying Variable Portfolios.

Where permitted by law, we may accept your authorization for a third party to make transfers for you subject to our rules. We reserve the right to suspend or cancel such acceptance at any time and will notify you accordingly. Additionally, we may restrict the investment options available for transfers during any period in which such third party acts for you. We notify such third party beforehand regarding any restrictions. However, we will not enforce these restrictions if we are satisfied that:

     - such third party has been appointed by a court of competent jurisdiction to act on your behalf; or

     - such third party is a trustee/fiduciary, for you or appointed by you, to act on your behalf for all your financial affairs.

We may provide administrative or other support services to independent third parties you authorize to make transfers on your behalf. We do not currently charge you extra for providing these support services. This includes, but is not limited to, transfers between investment options in accordance with market timing strategies. Such independent third parties may or may not be appointed with us for the sale of annuities. HOWEVER, WE DO NOT ENGAGE ANY THIRD PARTIES TO OFFER INVESTMENT ALLOCATION SERVICES OF ANY TYPE. WE TAKE NO RESPONSIBILITY FOR THE INVESTMENT ALLOCATION AND TRANSFERS TRANSACTED ON YOUR BEHALF BY SUCH THIRD PARTIES OR FOR ANY INVESTMENT ALLOCATION RECOMMENDATIONS MADE BY SUCH PARTIES.


For information regarding transfers during the Income Phase, SEE INCOME OPTIONS ON PAGE 15.


We reserve the right to modify, suspend, waive or terminate these transfer provisions at any time.

DOLLAR COST AVERAGING

The Dollar Cost Averaging ("DCA") program allows you to invest gradually in the Variable Portfolios. Under the program you systematically transfer a set dollar amount or percentage of portfolio value from one Variable Portfolio or the 1-year fixed account option (source accounts) to any other Variable Portfolio. Transfers may be monthly or quarterly and do count against your 15 free transfers per contract year. You may change the frequency at any time by notifying us in writing. The minimum transfer amount under the DCA program is $100, regardless of the source account.

The DCA program is designed to lessen the impact of market fluctuations on your investment. However, we cannot ensure that you will make a profit. When you elect the DCA program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to gradually move $750 each quarter from the Cash Management Portfolio to the Aggressive Growth Portfolio over six quarters. You set up dollar cost averaging and purchase Accumulation Units at the following values:



-------------------------------------------
                ACCUMULATION      UNITS
   QUARTER          UNIT        PURCHASED
-------------------------------------------
      1            $ 7.50          100
      2            $ 5.00          150
      3            $10.00          75
      4            $ 7.50          100
      5            $ 5.00          150
      6            $ 7.50          100
-------------------------------------------

     You paid an average price of only $6.67 per Accumulation Unit over six quarters, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.

ASSET ALLOCATION REBALANCING

Earnings in your contract may cause the percentage of your investment in each investment option to differ from your original allocations. The automatic asset rebalancing program addresses this situation. At your election, we periodically rebalance your investments to return your allocations to their original percentages. Asset rebalancing typically involves shifting a portion of your money out of an investment option with a higher return into an investment option with a lower return.

At your request, rebalancing occurs on a quarterly, semiannual or annual basis. Transfers made as a result of rebalancing do not count against your 15 free transfers for the contract year.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want your initial Purchase Payment split between two Variable Portfolios. You want 50% in the Corporate Bond Portfolio and 50% in the Growth Portfolio. Over the next calendar quarter, the bond market does very well while the stock market performs poorly. At the end of the calendar quarter, the Corporate Bond Portfolio now represents 60% of your holdings because it has increased in value and the Growth Portfolio represents 40% of your holdings. If you had chosen quarterly rebalancing, on the last day of that quarter, we would sell some of your units in the Corporate Bond Portfolio to bring its holdings back to 50% and use the money to buy more units in the Growth Portfolio to increase those holdings to 50%.

PRINCIPAL ADVANTAGE PROGRAM

The Principal Advantage Program allows you to invest in one or more Variable Portfolios without putting your principal at direct risk. The program accomplishes this by allocating your investment strategically between the fixed account options and Variable Portfolios. You decide how much you want to invest and approximately when you want a return of principal. We calculate how much of your Purchase Payment to allocate to the particular fixed account option to ensure that it grows to an amount equal to your total principal invested under this program. We invest the rest of your principal in the Variable Portfolio(s) of your choice.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to allocate a portion of your initial Purchase Payment of $100,000 to the fixed account option. You want the amount allocated to the fixed account option to grow to $100,000 in 7 years. If the 7-year fixed account option is offering a 5% interest rate, we will allocate $71,069 to the 7-year fixed account option to ensure that this amount will grow to $100,000 at the end of the 7-year period. The remaining $28,931 may be allocated among the Variable Portfolios, as determined by you, to provide opportunity for greater growth.

VOTING RIGHTS

Anchor National is the legal owner of the Trusts' shares. However, when a Variable Portfolio solicits proxies in conjunction with a vote of shareholders, we must obtain your instructions on how to vote those shares. We vote all of the shares we own in proportion to your instructions. This includes any shares we own on our own behalf. Should we determine that we are no longer required to comply with these rules, we will vote the shares in our own right.

SUBSTITUTION

If underlying funds of the Trusts become unavailable for investment, we may be required to substitute shares of another underlying fund. We will seek prior approval of the SEC and give you notice before substituting shares.

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                              ACCESS TO YOUR MONEY
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You can access money in your contract in two ways:

     - by making a partial or total withdrawal, and/or;


     - by receiving income payments during the Income Phase. SEE INCOME OPTIONS ON PAGE 15.


Generally, we deduct a withdrawal charge applicable to any total or partial withdrawal and a MVA against withdrawals from the 3, 5, 7 or 10 year fixed account options. If you withdraw your entire contract value, we also deduct premium taxes and a contract maintenance fee. SEE EXPENSES ON PAGE 14.


Your contract provides for a free withdrawal amount. A free withdrawal amount is the portion of your account that we allow you to take out each year without being charged a withdrawal charge.

Purchase Payments that are no longer subject to a withdrawal charge and not previously withdrawn, plus earnings, may be withdrawn free of a withdrawal charge at any time.

After the first year, you may withdraw the greater of the following amounts free of a withdrawal charge (1) earnings in your contract as of the date you make the withdrawal; or (2) 10% of the Purchase Payments you invested for at least one year and not yet withdrawn, less any previous earnings withdrawals or Systematic Withdrawals that year.

Only your first withdrawal of the year is free. If you do not take the entire free amount available to you at that first withdrawal, you will forfeit the opportunity to withdraw that money free of the withdrawal charge for that year.

The portion of a free withdrawal which exceeds the sum of: (1) earnings in the contract and (2) Purchase Payments which are both no longer subject to the withdrawal charge schedule and not yet withdrawn is assumed to be a withdrawal against future earnings. Although amounts withdrawn free of a withdrawal charge under the 10% provision may reduce principal for purposes of calculating amounts available for future withdrawals of earnings, they do not reduce the amount you invested for purposes of calculating the withdrawal charge if you withdraw your entire contract value.

However, upon a future full surrender of your contract, we will recoup any withdrawal charges which would have been applicable if your free withdrawal(s) had not been free.

We calculate charges due on a total withdrawal on the day after we receive your request and your contract. We return to you your contract value less any applicable fees and charges.

Under most circumstances, the partial withdrawal minimum is $1,000. We require that the value left in any investment option be at least $100, after the withdrawal. You must send a written withdrawal request. Unless you provide us with different instructions, partial withdrawals will be made pro rata from each Variable Portfolio and the fixed in account option in which your contract is invested.

Under certain Qualified plans, access to the money in your contract may be restricted. Additionally, withdrawals made prior to age 59 1/2 may result in a 10% IRS penalty tax. SEE TAXES ON PAGE 16.


We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Variable Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

Additionally, we reserve the right to defer payments for a withdrawal from a fixed account in option. Such deferrals are limited to no longer than six months.

SYSTEMATIC WITHDRAWAL PROGRAM

During the Accumulation Phase, you may elect to receive periodic income payments under the systematic withdrawal program. Under the program, you may choose to take monthly, quarterly, semi-annual or annual payments from your contract. Electronic transfer of these funds to your bank account is also available. The minimum amount of each withdrawal is $250. There must be at least $500 remaining in your contract at all times. Withdrawals may be taxable and a 10% IRS penalty tax may apply if you are under age 59 1/2. There is no additional charge for participating in this program, although a withdrawal charge and/or MVA may apply.

The program is not available to everyone. Please check with our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.

NURSING HOME WAIVER

If you are confined to a nursing home for 60 days or longer, we may waive the withdrawal charge and/or market value adjustment on certain withdrawals prior to the Annuity Date (not available in Texas). The waiver applies only to withdrawals made while you are in a nursing home or within 90 days after you leave the nursing home. Your contract prohibits use of this waiver during the first 90 days after you purchase your contract. In addition, the confinement period for which you seek the waiver must begin after you purchase your contract.

In order to use this waiver, you must submit with your withdrawal request, the following documents: (1) a doctor's note recommending admittance to a nursing home; (2) an admittance form which shows the type of facility you entered; and
(3) a bill from the nursing home which shows that you met the 60 day confinement requirement.

MINIMUM CONTRACT VALUE

Where permitted by state law, we may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, we will distribute the contract's remaining value to you.

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                                  DEATH BENEFIT
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If you die during the Accumulation Phase of your contract, we pay a death benefit to your Beneficiary.

The death benefit is the greater of:

     1. the value of your contract at the time we receive satisfactory proof of death; or

     2. total Purchase Payments less withdrawals (and any fees or charges applicable to such withdrawals), compounded at a 4% annual growth rate until the date of death (3% growth rate if 70 or older at the time of contract issue) plus any Purchase Payments less withdrawals recorded after the date of death (and any fees or charges applicable to such withdrawals); or

     3. the value of your contract on the seventh contract anniversary, plus any Purchase Payments and less any withdrawals (and any fees or charges applicable to such withdrawals), since the seventh contract anniversary, all compounded at a 4% annual growth rate until the date of death (3% growth rate if age 70 or older at the time of contract issue) plus any Purchase Payments less withdrawals recorded after the date of death (and any fees or charges applicable to such withdrawals).


We do not pay the death benefit if you die after you switch to the Income Phase. However, if you die during the Income Phase, your Beneficiary receives any remaining guaranteed income payments in accordance with the income option you selected. SEE INCOME OPTIONS ON PAGE 15.


You name your Beneficiary. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation.

We pay the death benefit when we receive satisfactory proof of death. We consider the following satisfactory proof of death:

     1. a certified copy of the death certificate; or

     2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

     3. a written statement by a medical doctor who attended the deceased at the time of death; or

     4. any other proof satisfactory to us.

We may require additional proof before we pay the death benefit.
The death benefit payment must begin immediately upon receipt of all necessary documents. In any event, the death benefit must be paid within 5 years of the date of death unless the Beneficiary elects to have it payable in the form of an income option. If the Beneficiary elects an income option, it must be paid over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy. Payments must begin within one year of your death.


If the Beneficiary is the spouse of a deceased owner, he or she can elect to continue the Contract at the then current value. If the Spousal Beneficiary continues the contract, we do not pay a death benefit to him or her.


If a Beneficiary does not elect a specific form of pay out within 60 days of our receipt of proof of death, we pay a lump sum death benefit to the Beneficiary.

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                                    EXPENSES
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There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase the contract maintenance fee or the insurance and withdrawal charges under your contract. However, the investment charges under your contract may increase or decrease. Some states may require that we charge less than the amounts described below.

INSURANCE CHARGES

The amount of this charge is 1.52% annually, of the value of your contract invested in the Variable Portfolios. We deduct the charge daily.

The insurance charge compensates us for the mortality and expense risks and the costs of contract distribution assumed by Anchor National.

If these charges do not cover all of our expenses, we will pay the difference. Likewise, if these charges exceed our expenses, we will keep the difference.

WITHDRAWAL CHARGES


The contract provides a free withdrawal amount every year. SEE ACCESS TO YOUR MONEY ON PAGE 12. If you take money out in excess of the free withdrawal amount, or upon a full surrender, you may incur a withdrawal charge.


We apply a withdrawal charge against each Purchase Payment you put into the contract. After a Purchase Payment has been in the contract for 7 complete years, no withdrawal charge applies. The withdrawal charge equals a percentage of the Purchase Payment you take out of the contract. The withdrawal charge percentage declines each year a Purchase Payment is in the contract, as follows:

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           YEAR               1    2    3    4    5    6    7    8
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     WITHDRAWAL CHARGE       7%   6%   5%   4%   3%   2%   1%   0%
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When calculating the withdrawal charge, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments.

Whenever possible, we deduct the withdrawal charge from the money remaining in your contract. If you withdraw all of your contract value, we deduct any applicable withdrawal charges from the amount withdrawn.

We will not assess a withdrawal charge for money withdrawn to pay a death benefit or to pay contract fees or charges. Additionally, we will not assess a withdrawal charge when you switch to the Income Phase.


Withdrawals made prior to age 59 1/2 may result in tax penalties. SEE TAXES ON PAGE 16.


INVESTMENT CHARGES


Charges are deducted from your Variable Portfolios for the advisory and other expenses of the Variable Portfolios. THE FEE TABLES LOCATED ON PAGE 5 illustrate these charges and expenses. For more detailed information on these investment charges, refer to the prospectuses for the Trusts, enclosed or attached.


CONTRACT MAINTENANCE FEE

During the Accumulation Phase, we subtract a contract maintenance fee from your account once per year. This charge compensates us for the cost of contract administration. We deduct the $35 contract maintenance fee ($30 in North Dakota and Utah) from your account value on your contract anniversary. If you withdraw your entire contract value, we deduct the fee from that withdrawal.

If your contract value is $50,000 or more on your contract anniversary date, we will waive the charge. This waiver is subject to change without notice.

TRANSFER FEE


We currently permit 15 free transfers between investment options each contract year. We charge you $25 for each additional transfer that contract year ($10 in Pennsylvania and Texas). SEE INVESTMENT OPTIONS ON PAGE 8.


PREMIUM TAX


Certain states charge the Company a tax on the premiums you pay into the contract. We deduct from your contract these premium tax charges. Currently we deduct the charge for premium taxes upon a full surrender or when you begin the Income Phase of the contract. In the future, we may assess this deduction at the time you put Purchase Payment(s) into the contract or upon payment of a death benefit.

APPENDIX C provides more information about premium taxes.

INCOME TAXES

We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.

REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES, AND ADDITIONAL AMOUNTS
CREDITED

Sometimes sales of the contracts to groups of similarly situated individuals may lower our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, we may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria we evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that administrative and/or sales expenses may be reduced.

Anchor National may make such a determination regarding sales to its employees, it affiliates' employees and employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.

We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.
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                                 INCOME OPTIONS
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ANNUITY DATE


During the Income Phase, we use the money accumulated in your contract to make regular income payments to you. You may switch to the Income Phase any time after your second contract anniversary. You select the month and year you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your income option. Except as indicated under Option 5 below, once you begin receiving income payments, you cannot otherwise access your money through a withdrawal or surrender.


Income payments must begin on or before your 90th birthday or on your tenth contract anniversary, whichever occurs later. If you do not choose an Annuity Date, your income payments will automatically begin on this date. Certain states may require your income payments to start earlier.

If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences.


In addition, most Qualified contracts require you to take minimum distributions after you reach age 70 1/2. SEE TAXES ON PAGE 16.


INCOME OPTIONS


Currently, this Contract offers five income options. If you elect to receive income payments but do not select an option, your income payments will be made in accordance with Option 4. For income payments based on joint lives, we pay according to Option 3.


We base our calculation of income payments on the life of the Annuitant and the annuity rates set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify us if the Annuitant dies before the Annuity Date and designate a new Annuitant.

     OPTION 1 - LIFE INCOME ANNUITY

This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.

     OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY

This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make income payments during the lifetime of the survivor. Income payments stop when the survivor dies.

     OPTION 3 - JOINT AND SURVIVOR LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED


This option is similar to Option 2 above, with an additional guarantee of payments for at least 10 years. If the Annuitant and the survivor die before all of the guaranteed income payments have been made, the remaining payments are made to the Beneficiary under your contract.



     OPTION 4 - LIFE ANNUITY WITH 10 YEARS GUARANTEED



This option is similar to Option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your contract.


     OPTION 5 - INCOME FOR A SPECIFIED PERIOD

This option provides income payments for a guaranteed period ranging from 5 to 30 years. If the Annuitant dies before all the guaranteed income payments are made, the remaining income payments are made to the Beneficiary under your contract. Additionally, if variable income payments are elected under this option, you (or the Beneficiary under the contract if the Annuitant dies prior to all guaranteed payments being made) may redeem the contract value after the Annuity Date. The amount available upon such redemption would be the discounted present value of any remaining guaranteed payments.

The value of an Annuity Unit, regardless of the option chosen, takes into account the Mortality and Expense Risk Charge. Since Option 5 does not contain an element of mortality risk, no benefit is derived from this charge.

Please read the Statement of Additional Information ("SAI") for a more detailed discussion of the income options.

FIXED OR VARIABLE INCOME PAYMENTS


You can choose income payments that are fixed, variable or both. If at the date when income payments begin you are invested in the Variable Portfolios only, your income payments will be variable. If your money is only in fixed accounts at that time, your income payments will be fixed in amount. Further, if you are invested in both fixed and variable investment options when income payments begin, your payments will be fixed and variable. If income payments are fixed, Anchor National guarantees the amount of each payment. If the income payments are variable, the amount is not guaranteed.


INCOME PAYMENTS

We make income payments on a monthly, quarterly, semiannual or annual basis. You instruct us to send you a check or to have the payments directly deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in income payments of less than $50 per payment, we may decrease the frequency of payments, state law allowing.

If you are invested in the Variable Portfolios after the Annuity date, your income payments vary depending on four things:

     - for life options, your age when payments begin, and;

     - the value of your contract in the Variable Portfolios on the Annuity Date, and;

     - the 3.5% assumed investment rate used in the annuity table for the contract, and;

     - the performance of the Variable Portfolios in which you are invested during the time you receive income payments.

If you are invested in both the fixed account options and the Variable Portfolios after the Annuity Date, the allocation of funds between the fixed and variable options also impacts the amount of your annuity payments.

TRANSFERS DURING THE INCOME PHASE
During the Income Phase, one transfer per month is permitted between the Variable Portfolios. No other transfers are allowed during the Income Phase.

DEFERMENT OF PAYMENTS

We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period.

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                                      TAXES
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NOTE: WE PREPARED THE FOLLOWING INFORMATION ON TAXES AS A GENERAL DISCUSSION OF THE SUBJECT. IT IS NOT TAX ADVICE. WE CAUTION YOU TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF YOUR ANNUITY. TAX LAWS CONSTANTLY CHANGE, THEREFORE WE CANNOT GUARANTEE THAT THE INFORMATION CONTAINED HEREIN IS COMPLETE AND/OR ACCURATE.

ANNUITY CONTRACTS IN GENERAL

The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts. Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Qualified retirement investments automatically provide tax deferral regardless of whether the underlying contract is an annuity. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-qualified.

If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-qualified contract. A Non-qualified contract receives different tax treatment than a Qualified contract. In general, your cost basis in a Non-qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.

If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of qualified plans are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), H.R. 10 Plans (referred to as Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract.

TAX TREATMENT OF DISTRIBUTIONS -
NON-QUALIFIED CONTRACTS

If you make a withdrawal from a Non-qualified contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. For income payments, any portion of each payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) when paid in a series of substantially equal installments made for your life or for the joint lives of you and you Beneficiary; (5) under an immediate annuity; or (6) which come from Purchase Payments made prior to August 14, 1982.

TAX TREATMENT OF DISTRIBUTIONS - QUALIFIED CONTRACTS


Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. Any amount of money you take out as a withdrawal or as income payments is taxable income. The IRC further provides for a 10% penalty tax on any withdrawal or income payment paid to you other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments made for your life or for the joint lives of you and your Beneficiary; (5) to the extent such withdrawals do not exceed limitations set by the IRC for amounts paid during the taxable year for medical care; (6) to fund higher education expenses (as defined in IRC); (7) to fund certain first-time home purchase expenses; and, except in the case of an IRA; (8) when you separate from service after attaining age 55; and (9) when paid to an alternate payee pursuant to a qualified domestic relations order.


The IRC limits the withdrawal of Purchase Payments from certain Tax-Sheltered Annuities. Withdrawals can only be made when an owner: (1) reaches age 59 1/2;
(2) leaves his or her job; (3) dies; (4) becomes disabled (as defined in the IRC); or (5) experiences a hardship (as defined in the IRC). In the case of hardship, the owner can only withdraw Purchase Payments.

MINIMUM DISTRIBUTIONS

Generally, the IRS requires that you begin taking annual distributions from qualified annuity contracts by April 1 of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) the calendar year in which you retire. Failure to satisfy minimum distribution requirements may result in a tax penalty. You should consult your tax advisor for more information.


The IRS has issued new proposed regulations regarding required minimum distributions from Qualified contracts. These new rules are to be effective January 1, 2002. However, these new rules may be used in determining required minimum distributions for 2001 by owners of IRAs, Tax-Sheltered Annuities and pension and profit sharing plans. You should consult your Qualified plan sponsor and your tax advisor to determine if these new rules are available for your benefit.



You may elect to have the required minimum distribution amount on your contract calculated and withdrawn each year under the automatic withdrawal option. You may select either monthly, quarterly, semiannual or annual withdrawals for this purpose. This service is provided as a courtesy and we do not guarantee the accuracy of our calculations. Accordingly, we recommend you consult your tax advisor concerning your required minimum distribution. You may terminate your election for automated minimum distribution at any time by sending a written request to our Annuity Service Center. We reserve the right to change or discontinue this service at any time.


DIVERSIFICATION

The IRC imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that each underlying Variable Portfolios' management monitors the Variable Portfolios so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.

The diversification regulations do not provide guidance as to the circumstances under which you, because of the degree of control you exercise over the underlying investments, and not Anchor National, would be considered the owner of the shares of the Variable Portfolios. It is unknown to what extent owners are permitted to select investments, to make transfers among Variable Portfolios or the number and type of Variable Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance would generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean you, as the owner of the contract, could be treated as the owner of the underlying Variable Portfolios. Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.

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                                   PERFORMANCE
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We advertise the Cash Management Portfolio's yield and effective yield. In addition, the other Variable Portfolios advertise total return, gross yield and yield-to-maturity. These figures represent past performance of the Variable Portfolios. These performance numbers do not indicate future results.

When we advertise performance for periods prior to the date the contracts were first issued, we derive the figures from the performance of the corresponding portfolios for the Trusts, if available. We modify these numbers to reflect charges and expenses as if the contract was in existence during the period stated in the advertisement. Figures calculated in this manner do not represent actual historic performance of the particular Variable Portfolio.

Consult the SAI for more detailed information regarding the calculation of performance data. The performance of each Variable Portfolio may also be measured against unmanaged market indices. The indices we use include but are not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the Russell 1000 Growth Index, the Morgan Stanley Capital International Europe, Australia and Far East Index ("EAFE") and the Morgan Stanley Capital International World Index. We may compare the Variable Portfolios' performance to that of other variable annuities with similar objectives and policies as reported by independent ranking agencies such as Morningstar, Inc., Lipper Analytical Services, Inc. or Variable Annuity Research & Data Service ("VARDS").

Anchor National may also advertise the rating and other information assigned to it by independent industry ratings organizations. Some of those organizations are A.M. Best Company ("A.M. Best"), Moody's Investor's Service ("Moody's"), Standard & Poor's Insurance Rating Services ("S&P"), and Duff & Phelps. A.M. Best's and Moody's ratings reflect their current opinion of our financial strength and performance in comparison to others in the life and health insurance industry. S&P's and Duff & Phelps' ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurer's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Variable Portfolios.

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                                OTHER INFORMATION
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ANCHOR NATIONAL

Anchor National is a stock life insurance company originally organized under the laws of the state of California in April 1965. On January 1, 1996, Anchor National redomesticated under the laws of the state of Arizona.


Anchor National and its affiliates, SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, SunAmerica Trust Company, SunAmerica Asset Management Corp., and the SunAmerica Financial Network, Inc. (comprising six wholly-owned broker-dealers), specialize in retirement savings and investment products and services. Business focuses include fixed and variable annuities, mutual funds, broker-dealer services and trust administration services.


THE SEPARATE ACCOUNT

Anchor National originally established a separate account, Variable Separate Account ("separate account"), under Arizona law on January 1, 1996 when it assumed the separate account, originally established under California law on June 25, 1981. The separate account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.

Anchor National owns the assets in the separate account. However, the assets in the separate account are not chargeable with liabilities arising out of any other business conducted by Anchor National. Income gains and losses (realized and unrealized) resulting from assets in the separate account are credited to or charged against the separate account without regard to other income gains or losses of Anchor National.

THE GENERAL ACCOUNT

Money allocated to the fixed account options goes into Anchor National's general account. The general account consists of all of Anchor National's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any Anchor National contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.

DISTRIBUTION OF THE CONTRACT

Registered representatives of broker-dealers sell the contract. We pay commissions to these representatives for the sale of the contracts. We do not expect the total commissions to exceed 7% of your Purchase Payments. We may also pay a bonus to representatives for contracts which stay active for a particular period of time, in addition to standard commissions. We do not deduct commissions paid to registered representatives directly from your Purchase Payments.

From time to time, we may pay or allow additional promotional incentives in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell, certain minimum amounts of the contract, or other contracts offered by us. Promotional incentives may change at any time.

SunAmerica Capital Services, Inc., 733 Third Avenue, 4th Floor, New York, New York 10017 distributes the contracts. SunAmerica Capital Services, an affiliate of Anchor National, is registered as a broker-dealer under the Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. No underwriting fees are paid in connection with the distribution of the contracts.

ADMINISTRATION

We are responsible for the administrative servicing of your contract. Please contact our Annuity Service Center at 1-800-445-SUN2, if you have any comment, question or service request.

We send out transaction confirmations and quarterly statements. It is your responsibility to review these documents carefully and notify us of any inaccuracies immediately. We investigate all inquiries. To the extent that we believe we made an error, we retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments we deem warranted are made as of the time we receive notice of the error.


LEGAL PROCEEDINGS


There are no pending legal proceedings affecting the separate account. Anchor National and its subsidiaries engage in various kinds of routine litigation. In management's opinion, these matters are not of material importance to their respective total assets nor are they material with respect to the separate account.

OWNERSHIP

The Polaris Variable Annuity is a Flexible Payment Group Deferred Annuity contract. We issue a group contract to a contract holder for the benefit of the participants in the group. As a participant in the group, you will receive a certificate which evidences your ownership. As used in this prospectus, the term contract refers to your certificate. In some states, a Flexible Payment Individual Modified Guaranteed and Variable Deferred Annuity contract is available instead. Such a contract is identical to the contract described in this prospectus, with the exception that we issue it directly to the owner.

CUSTODIAN

State Street Bank and Trust Company, 255 Franklin Street, Boston, Massachusetts 02110, serves as the custodian of the assets of the separate account. Anchor National pays State Street Bank for services provided, based on a schedule of fees.

INDEPENDENT ACCOUNTANTS


The audited consolidated financial statements of the Company at December 31, 2000 and 1999, for the years ended December 31, 2000 and 1999, for the three months ended December 31, 1998 and for the year ended September 30, 1998 are incorporated by reference in this prospectus have been so included on reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.


LEGAL MATTERS


There are no pending legal proceedings affecting the separate account. Anchor National and its subsidiaries engage in various kinds of routine litigation. In management's opinion, these matters are not of material importance to their respective total assets nor are they material with respect to the separate account.


REGISTRATION STATEMENT

A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.

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                              TABLE OF CONTENTS OF
                      STATEMENT OF ADDITIONAL INFORMATION
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Additional information concerning the operations of the separate account is contained in a Statement of Additional Information ("SAI"), which is available without charge upon written request addressed to us at our Annuity Service Center, P.O. Box 54299, Los Angeles, California 90054-0299 or by calling
(800)445-SUN2. The contents of the SAI are tabulated below.

Separate Account..............................      3
General Account...............................      3
Performance Data..............................      4
Income Payments...............................      9
Annuity Unit Values...........................     10
Taxes.........................................     12
Distribution of Contracts.....................     16
Financial Statements..........................     16

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                 APPENDIX A -- CONDENSED FINANCIAL INFORMATION

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                           FISCAL YEAR    FISCAL YEAR   FISCAL YEAR   FISCAL YEAR   FISCAL YEAR   FISCAL YEAR    11/30/99-
       PORTFOLIOS            11/30/94      11/30/95      11/30/96      11/30/97      11/30/98      11/30/99      12/31/99
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Capital Appreciation (Inception Date -- 2/12/93)
  Beginning AUV..........   $    11.14    $    10.64    $    14.19    $    17.63    $    21.26    $    23.72    $    36.39
  Ending AUV.............   $    10.64    $    14.19    $    17.63    $    21.26    $    23.72    $    36.39    $    43.17
  Ending Number of AUs...    8,462,152    13,247,155    20,470,395    24,889,133    24,068,557    21,898,142    21,764,629
---------------------------------------------------------------------------------------------------------------------------
Government and Quality Bond (Inception Date -- 2/22/93)
  Beginning AUV..........   $    10.32    $     9.81    $    11.51    $    11.94    $    12.65    $    13.66    $    13.37
  Ending AUV.............   $     9.81    $    11.51    $    11.94    $    12.65    $    13.66    $    13.37    $    13.28
  Ending Number of AUs...    7,008,717     8,504,677     9,176,239    10,047,042    14,076,819    12,612,572    12,309,470
---------------------------------------------------------------------------------------------------------------------------
Growth (Inception Date -- 2/19/93)
  Beginning AUV..........   $    10.78    $    10.41    $    12.95    $    16.32    $    20.31    $    24.41    $    29.74
  Ending AUV.............   $    10.41    $    12.95    $    16.32    $    20.31    $    24.41    $    29.74    $    32.61
  Ending Number of AUs...    3,950,678     5,968,263     7,557,844     9,747,428     9,838,138     8,941,621     8,878,474
---------------------------------------------------------------------------------------------------------------------------
Natural Resources (Inception Date -- 10/31/94)
  Beginning AUV..........   $    10.00    $     9.27    $    10.78    $    12.13    $    11.14    $     9.30    $    11.40
  Ending AUV.............   $     9.27    $    10.78    $    12.13    $    11.14    $     9.30    $    11.40    $    12.50
  Ending Number of AUs...       51,412       848,159     2,171,050     2,937,198     2,605,274     2,283,074     2,218,703
---------------------------------------------------------------------------------------------------------------------------
Aggressive Growth (Inception Date -- 6/3/96)
  Beginning AUV..........           --            --    $    10.00    $    10.29    $    11.51    $    11.86    $    19.02
  Ending AUV.............           --            --    $    10.29    $    11.51    $    11.86    $    19.02    $    24.30
  Ending Number of AUs...           --            --     3,165,900     7,215,024     7,059,502     7,354,489     7,476,506
---------------------------------------------------------------------------------------------------------------------------
Alliance Growth (Inception Date -- 2/9/93)
  Beginning AUV..........   $    10.78    $    10.53    $    15.44    $    19.46    $    24.51    $    32.81    $    44.31
  Ending AUV.............   $    10.53    $    15.44    $    19.46    $    24.51    $    32.81    $    44.31    $    48.56
  Ending Number of AUs...    4,997,778    10,560,070    18,333,555    24,050,697    24,146,276    26,154,552    25,819,661
---------------------------------------------------------------------------------------------------------------------------
Asset Allocation (Inception Date -- 7/1/93)
  Beginning AUV..........   $    10.30    $    10.17    $    12.64    $    14.97    $    17.98    $    18.22    $    19.10
  Ending AUV.............   $    10.17    $    12.64    $    14.97    $    17.98    $    18.22    $    19.10    $    19.81
  Ending Number of AUs...   10,372,954    15,418,350    19,940,733    25,272,776    26,043,996    21,080,060    20,767,631
---------------------------------------------------------------------------------------------------------------------------
Blue Chip Growth (Inception Date -- 7/6/00)
  Beginning AUV..........           --            --            --            --            --            --            --
  Ending AUV.............           --            --            --            --            --            --            --
  Ending Number of AUs...           --            --            --            --            --            --            --
---------------------------------------------------------------------------------------------------------------------------
Cash Management (Inception Date -- 4/1/99)
  Beginning AUV..........   $    10.07    $    10.27    $    10.67    $    11.04    $     4.43    $    11.83    $    12.20
  Ending AUV.............   $    10.27    $    10.67    $    11.04    $    11.43    $    11.83    $    12.20    $    12.25
  Ending Number of AUs...    8,623,034     8,372,979     8,005,908    11,224,451    11,160,200    15,616,078    16,598,506
---------------------------------------------------------------------------------------------------------------------------
Corporate Bond (Inception Date -- 7/1/93)
  Beginning AUV..........   $    10.12    $     9.63    $    11.10    $    11.65    $    12.54    $    13.15    $    12.78
  Ending AUV.............   $     9.63    $    11.10    $    11.65    $    12.54    $    13.15    $    12.78    $    12.76
  Ending Number of AUs...    1,643,694     2,623,065     3,059,808     4,235,990     5,896,471     5,339,302     5,225,508
---------------------------------------------------------------------------------------------------------------------------
"Dogs" of Wall Street (Inception Date -- 4/1/98)
  Beginning AUV..........           --            --            --            --    $    10.00    $     9.71    $     9.12
  Ending AUV.............           --            --            --            --    $     9.71    $     9.12    $     8.99
  Ending Number of AUs...           --            --            --            --     1,450,214     1,509,434     1,368,990
---------------------------------------------------------------------------------------------------------------------------
Emerging Markets (Inception Date -- 6/2/97)
  Beginning AUV..........           --            --            --    $    10.00    $     7.97    $     6.14    $     8.99
  Ending AUV.............           --            --            --    $     7.97    $     6.14    $     8.99    $    10.77
  Ending Number of AUs...           --            --            --     1,751,922     1,352,484     1,956,342     2,341,461
---------------------------------------------------------------------------------------------------------------------------
Federated Value (Inception Date -- 6/3/96)
  Beginning AUV..........           --            --    $    10.00    $    11.00    $    13.62    $    15.86    $    16.43
  Ending AUV.............           --            --    $    11.00    $    13.62    $    15.86    $    16.43    $    16.89
  Ending Number of AUs...           --            --     1,021,137     3,095,513     4,255,000     4,164,599     4,001,010
---------------------------------------------------------------------------------------------------------------------------
Global Bond (Inception Date -- 7/1/93)
  Beginning AUV..........   $    10.25    $     9.78    $    11.20    $    12.25    $    13.08    $    14.40    $    14.11
  Ending AUV.............   $     9.78    $    11.20    $    12.25    $    13.08    $    14.40    $    14.11    $    14.09
  Ending Number of AUs...    4,532,386     5,288,158     5,413,149     6,164,455     5,906,756     5,199,731     4,972,504
---------------------------------------------------------------------------------------------------------------------------
Global Equities (Inception Date -- 2/9/93)
  Beginning AUV..........   $    10.86    $    11.43    $    13.01    $    15.15    $    16.90    $    19.21    $    24.20
  Ending AUV.............   $    11.43    $    13.01    $    15.15    $    16.90    $    19.21    $    24.20    $    26.57
  Ending Number of AUs...   11,705,418    12,350,883    15,583,207    18,376,185    17,594,064    15,218,999    15,364,906
---------------------------------------------------------------------------------------------------------------------------

                           FISCAL YEAR
       PORTFOLIOS           12/31/00

---------------------------------------
Capital Appreciation (Inc
  Beginning AUV..........  $    43.17
  Ending AUV.............  $    39.34
  Ending Number of AUs...  19,417,165
---------------------------------------------------
Government and Quality Bo
  Beginning AUV..........  $    13.28
  Ending AUV.............  $    14.56
  Ending Number of AUs...  11,021,940
---------------------------------------------------------------
Growth (Inception Date --
  Beginning AUV..........  $    32.61
  Ending AUV.............  $    31.78
  Ending Number of AUs...   8,227,437
---------------------------------------------------------------------------
Natural Resources (Incept
  Beginning AUV..........  $    12.50
  Ending AUV.............  $    14.71
  Ending Number of AUs...   1,957,242
---------------------------------------------------------------------------------------
Aggressive Growth (Incept
  Beginning AUV..........  $    24.30
  Ending AUV.............  $    20.28
  Ending Number of AUs...   7,669,322
---------------------------------------------------------------------------------------------------
Alliance Growth (Inceptio
  Beginning AUV..........  $    48.56
  Ending AUV.............  $    38.51
  Ending Number of AUs...  23,095,125
---------------------------------------------------------------------------------------------------------------
Asset Allocation (Incepti
  Beginning AUV..........  $    19.81
  Ending AUV.............  $    19.45
  Ending Number of AUs...  17,268,857
---------------------------------------------------------------------------------------------------------------------------
Blue Chip Growth (Incepti
  Beginning AUV..........  $    10.00
  Ending AUV.............  $     8.57
  Ending Number of AUs...     330,806
---------------------------------------------------------------------------------------------------------------------------
Cash Management (Inceptio
  Beginning AUV..........  $    12.25
  Ending AUV.............  $    12.79
  Ending Number of AUs...  12,837,919
---------------------------------------------------------------------------------------------------------------------------
Corporate Bond (Inception
  Beginning AUV..........  $    12.76
  Ending AUV.............  $    13.19
  Ending Number of AUs...   4,344,051
---------------------------------------------------------------------------------------------------------------------------
"Dogs" of Wall Street (In
  Beginning AUV..........  $     8.99
  Ending AUV.............  $     9.12
  Ending Number of AUs...     968,656
---------------------------------------------------------------------------------------------------------------------------
Emerging Markets (Incepti
  Beginning AUV..........  $    10.77
  Ending AUV.............  $     6.75
  Ending Number of AUs...   2,086,312
---------------------------------------------------------------------------------------------------------------------------
Federated Value (Inceptio
  Beginning AUV..........  $    16.89
  Ending AUV.............  $    17.03
  Ending Number of AUs...   3,255,076
---------------------------------------------------------------------------------------------------------------------------
Global Bond (Inception Da
  Beginning AUV..........  $    14.09
  Ending AUV.............  $    15.16
  Ending Number of AUs...   4,219,650
---------------------------------------------------------------------------------------------------------------------------
Global Equities (Inceptio
  Beginning AUV..........  $    26.57
  Ending AUV.............  $    21.65
  Ending Number of AUs...  13,718,168
---------------------------------------------------------------------------------------------------------------------------

                           FISCAL YEAR    FISCAL YEAR   FISCAL YEAR   FISCAL YEAR   FISCAL YEAR   FISCAL YEAR    11/30/99-
       PORTFOLIOS            11/30/94      11/30/95      11/30/96      11/30/97      11/30/98      11/30/99      12/31/99
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
Goldman Sachs Research (Inception Date -- 7/5/00)
  Beginning AUV..........           --            --            --            --            --            --            --
  Ending AUV.............           --            --            --            --            --            --            --
  Ending Number of AUs...           --            --            --            --            --            --            --
---------------------------------------------------------------------------------------------------------------------------
Growth-Income (Inception Date -- 2/9/93)
  Beginning AUV..........   $    10.47    $    10.09    $    13.32    $    16.70    $    21.41    $    25.71    $    33.11
  Ending AUV.............   $    10.09    $    13.32    $    16.70    $    21.41    $    25.71    $    33.11    $    35.91
  Ending Number of AUs...    8,329,322    12,560,865    18,546,142    24,795,824    25,801,808    24,491,425    24,109,131
---------------------------------------------------------------------------------------------------------------------------
Growth Opportunities (Inception Date -- 7/6/00)
  Beginning AUV..........           --            --            --            --            --            --            --
  Ending AUV.............           --            --            --            --            --            --            --
  Ending Number of AUs...           --            --            --            --            --            --            --
---------------------------------------------------------------------------------------------------------------------------
High-Yield Bond (Inception Date -- 2/9/93)
  Beginning AUV..........   $    10.98    $    10.35    $    11.48    $    12.99    $    14.66    $    14.25    $    14.71
  Ending AUV.............   $    10.35    $    11.48    $    12.99    $    14.66    $    14.25    $    14.71    $    14.87
  Ending Number of AUs...    5,370,944     7,075,451     8,358,195    11,443,250    12,597,083    10,532,444    10,247,398
---------------------------------------------------------------------------------------------------------------------------
International Diversified Equities (Inception Date -- 10/31/94)
  Beginning AUV..........   $    10.00    $     9.77    $    10.07    $    11.39    $    11.62    $    13.53    $    15.49
  Ending AUV.............   $     9.77    $    10.07    $    11.39    $    11.62    $    13.53    $    15.49    $    16.92
  Ending Number of AUs...      271,316     4,659,066    12,762,343    18,010,557    17,917,499    16,071,377    15,905,912
---------------------------------------------------------------------------------------------------------------------------
International Growth and Income (Inception Date -- 6/2/97)
  Beginning AUV..........           --            --            --    $    10.00    $    10.33    $    11.16    $    13.40
  Ending AUV.............           --            --            --    $    10.33    $    11.16    $    13.40    $    14.07
  Ending Number of AUs...           --            --            --     2,721,228     3,306,665     4,307,535     4,319,856
---------------------------------------------------------------------------------------------------------------------------
MFS Growth and Income (Inception Date -- 2/9/93)
  Beginning AUV..........   $    10.65    $     9.79    $    12.81    $    14.94    $    17.63    $    20.46    $    22.55
  Ending AUV.............   $     9.79    $    12.81    $    14.94    $    17.63    $    20.46    $    22.55    $    23.67
  Ending Number of AUs...   10,477,818    11,457,899    12,077,737    11,714,450    10,439,634     9,723,097     9,598,954
---------------------------------------------------------------------------------------------------------------------------
MFS Mid-Cap Growth (Inception Date -- 4/1/99)
  Beginning AUV..........           --            --            --            --            --            --    $    14.23
  Ending AUV.............           --            --            --            --            --    $    14.23    $    16.31
  Ending Number of AUs...           --            --            --            --            --       869,761     1,068,886
---------------------------------------------------------------------------------------------------------------------------
MFS Total Return (Inception Date -- 10/31/94)
  Beginning AUV..........   $    10.00    $     9.95    $    12.33    $    13.82    $    15.45    $    17.28    $    18.50
  Ending AUV.............   $     9.95    $    12.33    $    13.82    $    15.45    $    17.28    $    18.50    $    18.60
  Ending Number of AUs...       51,759     2,441,901     4,583,234     5,415,312     5,465,650     5,719,070     5,709,183
---------------------------------------------------------------------------------------------------------------------------
Putnam Growth (Inception Date -- 2/9/93)
  Beginning AUV..........   $     9.92    $     9.79    $    12.60    $    14.88    $    18.47    $    22.29    $    28.36
  Ending AUV.............   $     9.79    $    12.60    $    14.88    $    18.47    $    22.29    $    28.36    $    31.67
  Ending Number of AUs...    7,610,104     8,932,998    10,354,025    11,336,732    12,052,558    11,402,199    11,286,031
---------------------------------------------------------------------------------------------------------------------------
Real Estate (Inception Date -- 6/2/97)
  Beginning AUV..........           --            --            --    $    10.00    $    11.44    $     9.80    $     8.50
  Ending AUV.............           --            --            --    $    11.44    $     9.80    $     8.50    $     8.91
  Ending Number of AUs...           --            --            --     1,632,804     2,521,169     2,159,442     1,934,426
---------------------------------------------------------------------------------------------------------------------------
SunAmerica Balanced (Inception Date -- 6/3/96)
  Beginning AUV..........           --            --    $    10.00    $    11.04    $    13.22    $    15.60    $    18.23
  Ending AUV.............           --            --    $    11.04    $    13.22    $    15.60    $    18.23    $    19.69
  Ending Number of AUs...           --            --       817,039     2,447,948     4,179,545     5,352,344     5,364,585
---------------------------------------------------------------------------------------------------------------------------
Technology (Inception Date -- 7/5/00)
  Beginning AUV..........           --            --            --            --            --            --            --
  Ending AUV.............           --            --            --            --            --            --            --
  Ending Number of AUs...           --            --            --            --            --            --            --
---------------------------------------------------------------------------------------------------------------------------
Telecom Utility (Inception Date -- 6/3/96)
  Beginning AUV..........           --            --    $    10.00    $    10.67    $    12.74    $    14.56    $    15.16
  Ending AUV.............           --            --    $    10.67    $    12.74    $    14.56    $    15.16    $    15.11
  Ending Number of AUs...           --            --       543,461     1,541,346     2,120,487     2,046,427     2,024,299
---------------------------------------------------------------------------------------------------------------------------
Davis Venture Value (Inception Date -- 10/31/94)
  Beginning AUV..........   $    10.00    $     9.77    $    13.29    $    16.68    $    21.30    $    23.36    $    26.57
  Ending AUV.............   $     9.77    $    13.29    $    16.68    $    21.30    $    23.36    $    26.57    $    27.88
  Ending Number of AUs...      355,083    11,270,792    29,247,554    44,892,446    46,069,429    42,175,145    41,825,421
---------------------------------------------------------------------------------------------------------------------------
Worldwide High Income (Inception Date -- 10/31/94)
  Beginning AUV..........   $    10.00    $     9.95    $    11.36    $    14.20    $    15.98    $    13.57    $    15.23
  Ending AUV.............   $     9.95    $    11.36    $    14.20    $    15.98    $    13.57    $    15.23    $    15.70
  Ending Number of AUs...       53,315     1,040,828     3,196,739     6,368,247     5,463,589     4,234,687     4,110,589
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

                           FISCAL YEAR
       PORTFOLIOS           12/31/00
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
Goldman Sachs Research (I
  Beginning AUV..........  $    10.00
  Ending AUV.............  $     9.74
  Ending Number of AUs...     887,882
---------------------------------------------------------------------------------------------------------------------------
Growth-Income (Inception
  Beginning AUV..........  $    35.91
  Ending AUV.............  $    32.42
  Ending Number of AUs...  22,388,200
---------------------------------------------------------------------------------------------------------------------------
Growth Opportunities (Inc
  Beginning AUV..........  $    10.00
  Ending AUV.............  $     8.83
  Ending Number of AUs...     828,752
---------------------------------------------------------------------------------------------------------------------------
High-Yield Bond (Inceptio
  Beginning AUV..........  $    14.87
  Ending AUV.............  $    13.28
  Ending Number of AUs...   8,339,613
---------------------------------------------------------------------------------------------------------------------------
International Diversified
  Beginning AUV..........  $    16.92
  Ending AUV.............  $    13.61
  Ending Number of AUs...  14,143,933
---------------------------------------------------------------------------------------------------------------------------
International Growth and
  Beginning AUV..........  $    14.07
  Ending AUV.............  $    14.02
  Ending Number of AUs...   4,771,471
---------------------------------------------------------------------------------------------------------------------------
MFS Growth and Income (In
  Beginning AUV..........  $    23.67
  Ending AUV.............  $    23.22
  Ending Number of AUs...   8,247,309
---------------------------------------------------------------------------------------------------------------------------
MFS Mid-Cap Growth (Incep
  Beginning AUV..........  $    16.31
  Ending AUV.............  $    17.61
  Ending Number of AUs...   4,096,885
---------------------------------------------------------------------------------------------------------------------------
MFS Total Return (Incepti
  Beginning AUV..........  $    18.60
  Ending AUV.............  $    21.43
  Ending Number of AUs...   5,030,406
---------------------------------------------------------------------------------------------------------------------------
Putnam Growth (Inception
  Beginning AUV..........  $    31.67
  Ending AUV.............  $    25.56
  Ending Number of AUs...  10,145,801
---------------------------------------------------------------------------------------------------------------------------
Real Estate (Inception Da
  Beginning AUV..........  $     8.91
  Ending AUV.............  $    10.86
  Ending Number of AUs...   2,146,190
---------------------------------------------------------------------------------------------------------------------------
SunAmerica Balanced (Ince
  Beginning AUV..........  $    19.69
  Ending AUV.............  $    17.56
  Ending Number of AUs...   5,126,272
---------------------------------------------------------------------------------------------------------------------------
Technology (Inception Dat
  Beginning AUV..........  $    10.00
  Ending AUV.............  $     6.69
  Ending Number of AUs...   1,818,833
---------------------------------------------------------------------------------------------------------------------------
Telecom Utility (Inceptio
  Beginning AUV..........  $    15.11
  Ending AUV.............  $    13.54
  Ending Number of AUs...   1,711,385
---------------------------------------------------------------------------------------------------------------------------
Davis Venture Value (Ince
  Beginning AUV..........  $    27.88
  Ending AUV.............  $    30.05
  Ending Number of AUs...  38,384,619
---------------------------------------------------------------------------------------------------------------------------
Worldwide High Income (In
  Beginning AUV..........  $    15.70
  Ending AUV.............  $    15.00
  Ending Number of AUs...   3,413,896
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------



AUV -- Accumulation Unit Value



 AU -- Accumulation Units

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                 APPENDIX B -- MARKET VALUE ADJUSTMENT ("MVA")
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The MVA reflects the impact that changing interest rates have on the value of money invested at a fixed interest rate. The longer the period of time remaining in the term you initially agreed to leave your money in the fixed account option, the greater the impact of changing interest rates. The impact of the MVA can be either positive or negative, and is computed by multiplying the amount withdrawn, transferred or switched to the Income Phase by the following factor:

                                             N/12
                           [(1+I/(1+J+0.005)]     - 1

                  The MVA formula may differ in certain states where:

        I is the interest rate you are earning on the money invested in the fixed account option;

        J is the interest rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the fixed account option; and

        N is the number of full months remaining in the term you initially agreed to leave your money in the fixed account option.

EXAMPLES OF THE MVA

The examples below assume the following:

     (1) You made an initial Purchase Payment of $10,000 and allocated it to the 10-year fixed account option at a rate of 5%;

     (2) You make a partial withdrawal of $4,000 when 1 1/2 years (18 months) remain in the 10-year term you initially agreed to leave your money in the fixed account option (N=18); and

     (3) You have not made any other transfers, additional Purchase Payments, or withdrawals.

No withdrawal charges are reflected because your Purchase Payment has been in the contract for seven full years. If a withdrawal charge applies, it is deducted before the MVA. The MVA is assessed on the amount withdrawn less any withdrawal charges.

POSITIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 1-year fixed account option is 3.5% and the 3-year fixed account option is 4.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 4%.

                                      N/12
The MVA factor is = [(1+I/(1+J+0.005)]     - 1
                                         18/12
                  = [(1.05)/(1.04+0.005)]      - 1
                              1.5
                  = (1.004785)    - 1
                  = 1.007186 - 1
                  = + 0.007186

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                         $4,000 x (+0.007186) = +$28.74

$28.74 represents the MVA that would be added to your withdrawal.

NEGATIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year fixed account option is 5.5% and the 3-year fixed account option is 6.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 6%.

                                       N/12
The MVA factor is = [(1+I)/(1+J+0.005)]     - 1
                                         18/12
                  = [(1.05)/(1.06+0.005)]      - 1
                              1.5
                  = (0.985915)    - 1
                  = 0.978948 - 1
                  = - 0.021052

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                        $4,000 X (- 0.021052) = -$84.21

$84.21 represents the MVA that will be deducted from the money remaining in the 10-year fixed account option.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          APPENDIX C -- PREMIUM TAXES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Premium taxes vary according to the state and are subject to change without notice. In many states, there is no tax at all. Listed below are the current premium tax rates in those states that assess a premium tax. For current information, you should consult your tax adviser.


                                                              QUALIFIED    NON-QUALIFIED
                           STATE                              CONTRACT       CONTRACT
========================================================================================
California                                                       0.50%          2.35%
----------------------------------------------------------------------------------------
Maine                                                               0%           2.0%
----------------------------------------------------------------------------------------
Nevada                                                              0%           3.5%
----------------------------------------------------------------------------------------
South Dakota                                                        0%          1.25%
----------------------------------------------------------------------------------------
West Virginia                                                     1.0%           1.0%
----------------------------------------------------------------------------------------
Wyoming                                                             0%           1.0%
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

   Please forward a copy (without charge) of the Polaris Variable Annuity Statement of Additional Information to:

              (Please print or type and fill in all information.)

        ------------------------------------------------------------------------
        Name

        ------------------------------------------------------------------------
        Address

        ------------------------------------------------------------------------
        City/State/Zip


Date:  ------------------------------------   Signed:  ---------------------------------------

   Return to: Anchor National Life Insurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299
--------------------------------------------------------------------------------

                                     PART II
                                     -------

               Information Not Required in Prospectus


Item 14.       Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

               SEC registration fee ................................. $137,932
               Printing and engraving ...............................   25,000
               Legal fees and expenses ..............................   10,000
               Rating agency fees ...................................    7,500
               Miscellaneous ........................................   10,000
                                                                      --------
                   Total ............................................ $190,432
                                                                      ========

Item 15.       Indemnification of Directors and Officers.

     Section 10-851 of the Arizona Corporations and Associations law permits the indemnification of directors, officers, employees and agents of Arizona corporations. Article Eight of the Company's Restated Articles of Incorporation, as amended and restated (the "Articles") and Article Five of the Company's By-Laws ("By-Laws") authorize the indemnification of directors and officers to the full extent required or permitted by the Laws of the State of Arizona, now or hereafter in force, whether such persons are serving the Company, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. In addition, the Company's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by the Company's parent. Reference is made to section 10-851 of the Arizona Corporations and Associations Law, Article Eight of the Articles, and Article Five of the By-Laws, which are incorporated herein by reference.


Item 16.       Exhibits and Financial Statement Schedules.


               Exhibit No.          Description
               -----------          -----------
               (1)           Form of Underwriting Agreement***
               (2)           Plan of Acquisition, Reorganization,
                             Arrangement, Liquidation or Succession**
               (3)           (a)    Articles of Incorporation***
                             (b)    By-Laws*
               (4)           (a)    Polaris Fixed and Variable Annuity
                                    Contract****
                             (b)    Polaris Participant Enrollment Form****
               (5)           Opinion of Counsel re: Legality***
               (6)           Opinion re Discount on Capital Shares**
               (7)           Opinion re Liquidation Preference**
               (8)           Opinion re Tax Matters**
               (9)           Voting Trust Agreement**
               (10)          Material Contracts**
               (11)          Statement re Computation of Per Share
                             Earnings**
               (12)          Statement re Computation of Ratios**
               (14)          Material Foreign Patents**
               (15)          Letter re Unaudited Financial Information**
               (16)          Letter re Change in Certifying Accountant**
               (23)          (a)    Consent of Independent Accountants*
                             (b)    Consent of Attorney**
               (24)          Powers of Attorney*
               (25)          Statement of Eligibility of Trustee**
               (26)          Invitation for Competitive Bids**
               (27)          Financial Data Schedule*****
               (28)          Information Reports Furnished to State
                             Insurance Regulatory Authority**
               (29)          Other Exhibits**


                                    *       Herewith
                                    **      Not Applicable
                                    ***     Filed January 20, 1998,
                                            Post-Effective Amendment 7
                                            to this Registration Statement
                                    ****    Filed March 20, 1998,
                                            Post-Effective Amendment 8
                                            to this Registration Statement
                                    *****   Filed February 2, 1999,
                                            Post-Effective Amendment 11
                                            to this Registration Statement

Item 17.       Undertakings.

                The undersigned registrant hereby undertakes:


        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this 13th day of April, 2001.

                             By: ANCHOR NATIONAL LIFE INSURANCE COMPANY



                             By:    /s/ JAY S. WINTROB
                                ---------------------------------------
                                    Jay S. Wintrob
                                    President




        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.




        SIGNATURE                      TITLE                           DATE
        ---------                      -----                           ----
/s/ JAMES R. BELARDI             Senior Vice President &          April 13, 2001
--------------------                    Director
James R. Belardi


/s/ MARK H. GAMSIN               Senior Vice President &          April 13, 2001
------------------                      Director
Marc H. Gamsin


/s/ N. SCOTT GILLIS              Senior Vice President &          April 13, 2001
-------------------                     Director
N. Scott Gillis               (Principal Financial Officer)


/s/ JANA W. GREER                Senior Vice President &          April 13, 2001
-----------------                       Director
Jana W. Greer


/s/ MAURICE S. HEBERT          Vice President & Controller        April 13, 2001
---------------------         (Principal Accounting Officer)
Maurice S. Hebert


/s/ JAY S. WINTROB               Chief Executive Officer,         April 13, 2001
------------------                 President & Director
Jay S. Wintrob                 (Principal Executive Officer)

                                  EXHIBIT INDEX


Number                       Description
------                       -----------
Exhibit 3(b)        By-Laws

Exhibit 23(a)       Consent of Independent Accountants

Exhibit 24          Power of Attorney